UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

ESCO TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

ESCO TECHNOLOGIES INC.

9900A Clayton Road, St. Louis, Missouri 63124

NOTICE AND PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
OF ESCO TECHNOLOGIES INC.

St. Louis, Missouri

December 15, 2021

TO THE SHAREHOLDERS OF ESCO TECHNOLOGIES INC.:

The 2022 Annual Meeting of the shareholders of ESCO Technologies Inc. will be held on Thursday, February 3, 2022 at the offices of the Company’s subsidiary VACCO Industries, located at 10350 Vacco Street, El Monte, California 91733, beginning at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect Leon J. Olivier and Gloria L. Valdez as directors of the Company to serve for three-year terms expiring in 2025;

2.	To ratify the Company’s appointment of its independent registered public accounting firm for the 2022 fiscal year; and

3.	Say on Pay – An advisory vote to approve the compensation of the Company’s executive officers.

Your Board of Directors recommends that you vote “FOR” the above director nominees and “FOR” Proposals 2 and 3.

Shareholders of record at the close of business on December 1, 2021 are entitled to vote at the Meeting.

Information about each of the above Proposals, as well as additional relevant information concerning the Company, is set forth in the accompanying Proxy Statement and in the Company’s 2021 Annual Report to Shareholders. Instructions for voting, as well as for receiving a paper copy of the proxy materials, are set forth in the “Important Notice Regarding the Availability of Proxy Materials” for the Meeting sent to all shareholders entitled to vote at the Meeting beginning on or about December 15, 2021.

Thank you for your ongoing support.

ESCO Technologies Inc.

By:

Victor L. Richey
Chairman, Chief Executive Officer and President

David M. Schatz
Secretary

Even if you plan to attend the Meeting in person, please vote electronically via the Internet at www.investorvote.com/ESE or by telephone within the United States, U.S. territories or Canada at 1-800-652-VOTE (8683), or if you requested paper or e-mail copies of the proxy materials, please complete, sign, date and return the proxy card.

TABLE OF CONTENTS

Page

PROXY STATEMENT	1

ITEMS TO BE VOTED ON AT THE MEETING	2
Proposal 1: Election of Directors	2
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	5
Proposal 3: Advisory Vote on Executive Compensation	6
Other Matters	8
Required Vote	8

CORPORATE GOVERNANCE INFORMATION	9
Board of Directors	9
Committees	11
Director Compensation	14

EXECUTIVE COMPENSATION INFORMATION	16

OTHER INFORMATION	38

Audit-Related Matters	38
Securities Ownership	39
Shareholder Proposals	41

APPENDIX A: Participants in the2020 Mercer Benchmark Database/Total Remuneration Survey	A-1

PROXY STATEMENT

This Proxy Statement is being furnished by ESCO Technologies Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2022 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Thursday, February 3, 2022 at the offices of the Company’s subsidiary VACCO Industries, located at 10350 Vacco Street, El Monte, California 91733, beginning at 10:00 a.m. Pacific Time, for the purposes set forth in the Notice of Annual Meeting above.

A Notice of the Meeting and of the availability of this Proxy Statement and related materials was sent on or about December 15, 2021 to all persons who held shares of the Company’s common stock (“shares”) as of the close of business on December 1, 2021, the record date for determining the persons entitled to vote at the Meeting. As of the record date, there were 26,101,172 shares outstanding. Each outstanding share is entitled to one vote on all matters presented at the Meeting.

This proxy solicitation is being made by the Board of Directors of the Company by mail and via the Internet. Proxies may also be solicited by telephone, e-mail or fax by directors, officers or regular employees of the Company. The expenses of this solicitation will be paid by the Company.

Whether or not you expect to be present in person at the Meeting, please vote in advance using one of the voting methods described in the “Important Notice Regarding the Availability of Proxy Materials” sent to the shareholders on or about December 15, 2021, which contained instructions on how to access the proxy materials and vote electronically via the Internet, by telephone, by mail, or in person. That Notice also contained instructions on how to request a paper or e-mail copy of the proxy materials, including the Company’s 2021 Annual Report to Shareholders, this Proxy Statement, and a proxy card. The 2021 Annual Report to Shareholders and this Proxy Statement are also available for review on the Company’s website, www.escotechnologies.com.

In voting, you have several choices:

•	You may vote on each proposal, by proxy or by voting in person or via the Internet or by telephone, in which case your shares will be voted in accordance with your choices.

•	You may abstain from voting on any one or more proposals, or withhold authority to vote for any one or more directors, which will have the effect described under “Required Vote” on page 8.

•	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the shares as follows: (1) FOR election of the directors nominated by the Board of Directors, (2) FOR ratifying the appointment of the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022, and (3) FOR the advisory approval of executive compensation.

You will have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by duly executing and delivering a proxy bearing a later date, or by attending the Meeting and casting a contrary vote in person.

*     *     *     *     *

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of
Leon J. Olivier and Gloria L. Valdez as directors of the Company.

The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, with the exact number to be determined from time to time by majority vote of the Board of Directors. In accordance with this provision, current number of directors has been fixed at eight; however, from and after the Meeting the number of directors will be reduced to seven as described below.

The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors Leon J. Olivier, Larry W. Solley and Gloria L. Valdez will expire at the Meeting. The Board has nominated Mr. Olivier and Ms. Valdez to serve for additional three-year terms expiring at the 2025 Annual Meeting. Mr. Solley has decided to retire from the Board at the end of his current term and is not standing for re-election. As a result, the Board has decided to reduce the size of the Board from eight members to seven upon the expiration of Mr. Solley’s current term in order to eliminate the vacancy which would otherwise result from Mr. Solley’s retirement.

If elected, the nominees would serve until the expiration of their terms and until their successors have been elected and qualified. Proxies cannot be voted for more than two nominees. Should either or both of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.

Certain information with respect to these nominees and the other directors whose terms of office will continue after the Meeting is set forth below, including each director’s business experience, directorships at other public companies during at least the past five years, and the specific experience, qualifications, attributes and skills which, among other reasons, have led the Board to conclude that such person is qualified to serve as a director.

Further information about the Board of Directors and its committees is set forth in the section captioned “Corporate Governance Information” beginning on page 9.

Nominees for Terms Ending in 2025

Leon J. Olivier	Age 73; Director since 2014

Mr. Olivier has broad utilities industry experience gained over a 30-year career in all aspects of strategy and operations. These include conventional and nuclear generation, renewable energy development (hydro, wind and solar), electric and gas transmission, distribution and development, and Smart Grid strategy and design. This experience, including his extensive experience in senior leadership and management roles, makes him well qualified to serve on the Board of Directors and to assist in guiding strategy at the highest levels.

Principal Occupation and Business Experience: Mr. Olivier is the retired Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy (formerly Northeast Utilities), headquartered in Boston, Massachusetts, a position he held from 2014 through February 2020 after previously serving as its Executive Vice President and Chief Operating Officer from 2007 to 2014. Eversource Energy is a public utility holding company engaged in the generation, transmission and distribution of electricity, and the distribution of natural gas, to customers in Connecticut, Massachusetts and New Hampshire.

Public Company Directorships: Mr. Olivier currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Olivier has a Master of Business Administration degree from Northeastern University. He also served in the United States Navy submarine service. From 2010 through 2019 he was a director of Essex Financial Services, Essex, Connecticut.

Gloria L. Valdez	Age 59; Director since 2019

Ms. Valdez’s extensive strategic and operational experience in the defense markets as well as her management and financial expertise allow her to assist the Board in guiding the Company’s strategy at the highest levels.

Principal Occupation and Business Experience: Ms. Valdez retired in April 2018 after 32 years of civilian service with the Department of the Navy and the Department of Homeland Security. From June 2015 until her retirement, she served as the Deputy Assistant Secretary of the Navy within the Office of the Assistant Secretary of the Navy (ASN) for Research, Development and Acquisition. In this capacity, she was responsible for executive oversight of all naval shipbuilding programs, major ship conversions, and the maintenance, modernization and disposal of in-service ships. She previously served in a number of other civilian positions within the Navy Department including as the Executive Director for the Program Executive Office for submarines, responsible for civilian management and the design, acquisition and construction for submarine platform and undersea systems; as the Director of the Investment and Development division within the Office of ASN for Financial Management and Comptroller; and as the Director for Naval and Commercial Construction in the Office of the ASN for Ship Programs. She has also served as the Budget Director for the U.S. Immigration and Customs Enforcement within the Department of Homeland Security. Since February 2021, Ms. Valdez has been a member of the international Naval Shipbuilding Advisory Panel providing advice to the Commonwealth of Australia.

Public Company Directorships: Ms. Valdez currently serves on the Company’s Board of Directors.

Other Experience and Education: Ms. Valdez holds a Master of Science degree in Management from Florida Institute of Technology as well as a Bachelor of Science degree in Mechanical Engineering from the University of New Mexico. She has received the Department of the Navy’s Distinguished, Superior and Meritorious Civilian Service Awards, and in 2014 she was awarded the Pioneer award from Great Minds in STEM. She is also the sponsor of the Virginia Class submarine USS Vermont (SSN 792), which was commissioned in April 2020.

Directors Continuing in Office

Patrick M. Dewar (Term expires 2023)	Age 61; Director since 2017

Mr. Dewar’s extensive strategic and operational experience in the aerospace and defense markets makes him well-qualified to assist in guiding Company strategy at the highest levels.

Principal Occupation and Business Experience: Since August 2016, Mr. Dewar has been the Chief Executive of The Trenton Group, LLC, an investment and strategy consulting firm focused on security, aerospace and defense technology companies. From 2013 until August 2016 he was Executive Vice President of Lockheed Martin International and Chairman of Lockheed Martin Global, Inc., after serving as Senior Vice President, Strategy and Business Development for Lockheed Martin Corporation from 2010 to 2013 and in various capacities with Lockheed Martin and GE Aerospace prior to that.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Dewar is a director (since February 2018) of Butler America Aerospace, LLC, a subsidiary of HCL Technologies Ltd., which provides a wide range of engineering, design, IT and support services primarily to aerospace and defense markets in the United States.

Other Experience and Education: Mr. Dewar holds a Master of Science degree in Electrical Engineering from Drexel University as well as a Bachelor of Science degree in Engineering from Swarthmore College. He is a member of the Council on Foreign Relations and serves as a senior adviser to numerous investment firms on aerospace and defense matters. Mr. Dewar also qualifies as an audit committee financial expert under SEC regulations.

Vinod M. Khilnani (Term expires 2023)	Age 69; Director since 2014

As a former public company executive, Mr. Khilnani brings to the Board of Directors a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with global operations.

Principal Occupation and Business Experience: Mr. Khilnani is the retired Executive Chairman of the Board of Directors of CTS Corporation, Elkhart, Indiana, which designs, manufacturers, and sells electronic components and sensors primarily to original equipment manufacturers worldwide. He joined CTS in May 2001 as Senior Vice President and Chief Financial Officer; in 2007 he became President and Chief Executive Officer and in 2009 also Chairman of the Board; and in 2013 prior to his retirement he served as Executive Chairman. Mr. Khilnani has over 35 years of experience in the electronics, aerospace and commercial manufacturing industries, including extensive experience in mergers and acquisitions and international business development in Asia and Europe as well as North America.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Khilnani is a director (since 2009) of Materion Corporation (MTRN), a manufacturer of advanced materials, performance alloys and composites, and precision coatings, where he serves as Non-Executive Chairman of the Board (since January 2018, prior to which he was Lead Director) and Chair of both the Executive Committee and the Governance and Organization Committee as well as a member of the Compensation Committee; and a director (since April 2013) of 1st Source Corporation (SRCE), the parent company of 1st Source Bank, where he serves as a member of the Audit Committee and the Executive Committee. From October 2014 to May 2021 he was a director of Gibraltar Industries, Inc. (ROCK), a manufacturer and distributor of products for the building markets, where he served as Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

Other Experience and Education: Mr. Khilnani holds a Master of Business Administration degree from the University of New York at Albany, and a Bachelor of Arts degree in Business Administration from Delhi University. He also qualifies as an audit committee financial expert under SEC regulations.

Robert J. Phillippy (Term expires 2023)	Age 61; Director since 2014

Along with his experience as chief executive officer of a publicly held technology company, Mr. Phillippy brings to the Board of Directors extensive experience in mergers and acquisitions as well as in new product innovation and international business development.

Principal Occupation and Business Experience: Mr. Phillippy is an independent executive consultant, advising technology companies on a range of strategic, operational and organizational issues. From 2007 until April 2016 he was the President, Chief Executive Officer and a director of Newport Corporation, a developer, manufacturer and supplier of lasers, optics and photonics technologies, products and systems for scientific research, microelectronics, defense and security, life and health sciences and industrial markets worldwide, after serving in various executive management positions with Newport and its subsidiaries from 1996 to 2007. In April 2016 Newport was acquired by MKS Instruments, a publicly held provider of instruments, components, subsystems and process control solutions for advanced manufacturing applications. Mr. Phillippy then served as Executive Advisor to MKS Instruments until September 2016, and from July 2016 to May 2018 he served on its board of directors.

Public Company Directorships: In addition to his current service on the Company’s Board of Directors, Mr. Phillippy is a director (since May 2018) of Materion Corporation (MTRN), a manufacturer of advanced materials, performance alloys and composites, and precision coatings, where he serves as a member of both the Audit and Risk Committee and the Nominating, Governance and Corporate Responsibility Committee, and a director (since November 2018) of Kimball Electronics, Inc. (KE), a contract manufacturer of durable electronics and other products for a variety of industries globally, where he serves as the Lead Independent Director and as a member of the Compensation and Governance Committee. He was a director of MKS Instruments from July 2016 until May 2018 and a director of its predecessor Newport Corporation from 2007 until April 2016.

Other Experience and Education: Mr. Phillippy holds a Master of Business Administration degree from Northwestern University’s Kellogg School of Management, and a Bachelor of Science degree in Electrical Engineering from the University of Texas at Austin. He has over 35 years of experience in technology-related industries, including various sales and marketing management positions at Square D Company (now Schneider Electric), an electrical equipment manufacturer, from 1984 to 1996. Mr. Phillippy also qualifies as an audit committee financial expert under SEC regulations.

Victor L. Richey (Term expires 2024)	Age 64; Director since 2002

Mr. Richey’s current position as Chairman and Chief Executive Officer as well as his previous positions of ever-increasing responsibilities with the Company during his many years of service make him uniquely qualified to provide the Board of Directors with valuable insights and perspectives concerning all areas of the Company’s business.

Principal Occupation and Business Experience: Mr. Richey has been the Chairman and Chief Executive Officer of the Company since 2003 and its President since 2006. He joined the Company in 1990 and previously served in a number of positions including Vice President of Sales and Marketing for one of the Company’s former divisions; Vice President of Administration; Vice President responsible for the Company’s Communications and Test segments; and President and Chief Operating Officer.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Richey is a director of Nordson Corporation (NDSN), a leader in precision dispensing equipment for applying industrial liquid and powder coatings, adhesives and sealants to numerous consumer and industrial products during manufacturing operations, where he serves as Chair of the Human Resources and Compensation Committee and a member of the Nominating and Corporate Governance Committee.

Other Experience and Education: Prior to joining the Company, Mr. Richey was employed by Emerson Electric Co., an international technology and engineering company serving customers in industrial, commercial and residential markets, in a variety of roles in the Electronics and Space Division. He previously served in the United States Army as a Military Intelligence Officer. Mr. Richey has a Bachelor of Arts degree from Western Kentucky University and a Master of Business Administration degree from Washington University in St. Louis, Missouri.

James M. Stolze (Term expires 2024)	Age 78; Director since 1999

Mr. Stolze’s experience in the accounting profession as well as his experience in corporate finance and treasury matters and domestic and foreign manufacturing enables Mr. Stolze to provide valuable advice and direction. As Chair of the Audit and Finance Committee of the Company’s Board of Directors, Mr. Stolze adds significant value to the Company’s goals of maintaining a strong balance sheet and fulfilling its financial reporting obligations, accurately and transparently.

Principal Occupation and Business Experience: Mr. Stolze has served as the Chief Financial Officer of two public companies. He was Vice President and Chief Financial Officer of Stereotaxis, Inc., a manufacturer of medical instruments, from 2004 until his retirement in 2009, and the Executive Vice President and Chief Financial Officer of MEMC Electronic Materials Inc. (now SunEdison Inc.) from 1995 to 2003. Prior thereto he served as an Audit Partner for KPMG LLP.

Public Company Directorships: Mr. Stolze currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Stolze is a member of the Board of Trustees of Maryville University, St. Louis, Missouri as well as that Board’s Audit and Finance Committee. Until 2021 he also served on the Board of Directors of ISTO Technologies, Inc., an orthobiologics company. Mr. Stolze received a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame and a Master of Business Administration degree from the University of Michigan. He also holds a Certified Public Accountant (CPA) license from the State of Missouri, and qualifies as an audit committee financial expert under SEC regulations.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR ratification of the Company’s appointment of its independent registered public accounting firm for the 2022 fiscal year.

The Audit and Finance Committee of the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, as independent public accountants of the Company for the fiscal year ending September 30, 2022.

Although the appointment of Grant Thornton is not required to be submitted to a vote of the shareholders, the Board of Directors believes it is appropriate to request that the shareholders ratify the appointment. If the shareholders do not ratify this appointment, the Committee will investigate the reasons for the rejection and will reconsider the appointment. A representative of Grant Thornton is expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from shareholders.

From the Company’s incorporation in 1990 through fiscal 2021 the Company’s independent public accounting firm was KPMG LLP or its predecessor firms (“KPMG”), and KPMG audited the Company’s consolidated financial statements for fiscal 2021, which are included in its 2021 Annual Report to Shareholders. Information about the fiscal 2021 audit, the Committee’s policies relating to the approval of audit and permitted non-audit services performed by KPMG, and the fees paid to KPMG by the Company for the past two years, are set forth under “Audit-Related Matters” on page 38.

On November 18, 2021, the Company notified KPMG that it was being dismissed as the Company’s independent registered public accounting firm, effective upon completion of KPMG’s audit of the Company’s fiscal 2021 financial statements and the effectiveness of the Company’s internal controls over financial reporting as of September 30, 2021. KPMG’s audit was completed on November 29, 2021. The decision to dismiss KPMG as the Company’s independent registered public accounting firm was at the direction of and approved by the Audit and Finance Committee of the Board of Directors after a competitive proposal process. A representative of KPMG will not be at the meeting.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, however, KPMG’s report dated November 30, 2020 contained the below separate paragraph:

“As discussed in Note 1 of the consolidated financial statements, the Company has changed its method of accounting for leases as of October 1, 2019 due to the adoption of ASU No. 2016-062, Leases (ASC Topic 842) and method of accounting for revenue contracts with customers as of October 1, 2018 due to the adoption of ASU No. 2014-09, Revenue with Contracts with Customers (ASC Topic 606).”

KPMG’s audit reports on the effectiveness of internal control over financial reporting as of September 30, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report dated November 29, 2021 indicates that:

•	The Company did not maintain effective internal control over financial reporting as of September 30, 2021 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to an ineffective risk assessment process resulted in the ineffective design of certain controls over revenue recognition, and the accumulation of inventory costs and the determination of inventory carrying values at a reporting unit has been identified.

•	The Company acquired I.S.A.–Altanova Group (“Altanova”) on July 29, 2021, and the assets of Phenix Technologies (“Phenix”) on August 9, 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2021, Altanova’s and Phenix’s internal control over financial reporting associated with total assets representing 12.2 percent of consolidated assets, and total sales representing 0.6 percent of consolidated net sales, included in the consolidated financial statements of ESCO Technologies Inc. and subsidiaries as of and for the year ended September 30, 2021. KPMG’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Altanova and Phenix.

During the Company’s fiscal years ended September 30, 2020 and 2021 and the subsequent interim period through November 29, 2021 there were (i) no disagreements between the Company and KPMG within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to KPMG’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with the exception of the material weakness described above.

During the Company’s fiscal years ended September 30, 2020 and 2021 and the subsequent interim period through November 29, 2021, neither the Company nor anyone acting on its behalf consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Grant Thornton to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s executive officers as disclosed in this Proxy Statement.

Pursuant to Section 14(a) of the Securities Exchange Act of 1934, the Board of Directors is again soliciting an advisory (non-binding) shareholder vote to approve the compensation of the Company’s executive officers (also referred to herein as the “named executive officers”) as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). In accordance with the results of the vote we conducted at the 2017 Annual Meeting on the frequency of Say-on-Pay votes, we plan to continue to present a Say-on-Pay vote every year. At the 2021 Annual Meeting, over 99% of the shares represented and entitled to vote on the Say-on-Pay proposal, or over 90% of all outstanding shares, were voted in support of the Company’s executive compensation program.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following Resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and its Human Resources and Compensation Committee value the opinions of the shareholders, and to the extent there is a significant vote against the above resolution the Company will consider the shareholders’ concerns and the Committee will evaluate what actions (if any) may be necessary to address those concerns.

The Company’s executive compensation program is designed to attract, motivate, and retain its executive officers, who are critical to the Company’s success. The Human Resources and Compensation Committee reviews the compensation program at least annually to ensure that it achieves the desired goals of aligning the Company’s executive compensation structure with shareholders’ interests and current market practices. Based on its latest review, the Company restructured its LTEI program as described below.

The Committee believes that the program constitutes a balanced, competitive approach to compensation that supports its compensation objectives through performance based compensation that aligns the interests of executives with those of the Company’s shareholders. Below are some key features of the compensation program, which is described in detail in the “Compensation Discussion and Analysis” section below:

•	A significant part of the Company’s executive compensation is at-risk and performance-based, including annual cash incentives, which closely link pay to financial results and provide for variability through lower compensation in times of poor performance and higher compensation in times of strong performance. For fiscal 2021, the Committee determined that the performance criteria for the cash incentive plan should be based on Adjusted EPS and Cash Flow, as defined and described under “Principal Elements of Compensation Program–Cash Incentive Compensation”.

•	The Company has historically provided a significant part of executive compensation as long-term equity incentives (LTEI) in the form of performance-accelerated restricted shares (PARS), in fiscal 2021 the Company restructured its LTEI award program to replace PARS with a combination of performance share units (PSUs) and restricted share units (RSUs). The restructured program was partially implemented in April 2021 through the initial RSU awards and was fully implemented in the first quarter of fiscal 2022 through the initial PSU awards, as described under “Principal Elements of Compensation Program–Long-Term Equity Incentive Compensation”.

•	Since 2010, the Company has had a clawback policy for equity and incentive compensation and the Company includes recoupment as well as clawback provisions in certain awards where permitted by law.

•	The Company has significant executive stock ownership guidelines, amounting to five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers, which approximates ten times base salary for the CEO and five times base salary for the other executive officers.

•	The Company’s executive officer equity awards and severance plan utilize a “double trigger” upon a change in control of the Company and its employment agreements provide for the protection of confidential information and post-termination consulting.

•	Effective January 1, 2021, the Company eliminated tax gross-up payments on taxable perquisites.

Shareholders are encouraged to review the section captioned “Executive Compensation Information” beginning on page 16. This section provides details about the Company’s executive compensation program as well as specific information about the compensation of the named executive officers, and includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure referred to in the proposed Resolution.

OTHER MATTERS

Management is not aware of any other matters that will be presented at the Meeting. However, if any other proposal is properly presented for a vote at the Meeting, other than the election of directors and the other proposals described in this Proxy Statement, the proxy holders will vote on it in their own discretion.

REQUIRED VOTE

At the Meeting, shareholders will be entitled to cast one vote for each share held by them of record on the record date. There is no cumulative voting with respect to the election of directors. The Company has no non-voting shares.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the matter in question will be required to elect directors, to approve each of the individual proposals described in this Proxy Statement, and to act on any other matters properly brought before the Meeting. The Company’s Corporate Governance Guidelines provide that an incumbent director who fails to obtain such a majority vote must promptly offer his or her resignation to the Chairman, and the remaining directors shall meet to consider whether it is in the best interests of the Company to accept the resignation or to permit the incumbent to remain on the Board for such period of time as the Board may determine or until a successor is elected and qualified.

Shares represented by proxies which are marked “Withhold Authority” with respect to the election of either or both nominees for election as directors, marked “Abstain” on any one or more of the other individual proposals described in this Proxy Statement, or marked to deny discretionary authority on any other matters brought before the Meeting will be counted for the purpose of determining the number of shares represented by proxy at the Meeting; but proxies so marked will have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposals, or against such other matters, respectively.

Under the Rules of the New York Stock Exchange, the proposal to approve the appointment of independent registered public accountants is considered a “discretionary” item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the election of directors and the other items on the Meeting agenda are “non-discretionary” items, which means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will, if the underlying shares are otherwise represented at the Meeting, be considered to be present for purposes of determining a quorum, but will be treated as not entitled to vote on such matter or matters; they will therefore not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or the other matters to be considered at the Meeting. If your shares are held by a broker it is important that you provide voting instructions to your broker so that your votes are counted.

CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

The Board of Directors currently consists of eight directors, but beginning at the Meeting the number of directors will be reduced to seven as described below. The directors are divided into three classes as nearly equal in size as practicable, with one class elected each year. Information about each of the current directors is provided under “Proposal 1: Election of Directors” beginning on page 2.

Director Victor L. Richey is the only Board member who is a member of the Company’s management. The other seven directors are Patrick M. Dewar, Vinod M. Khilnani, Leon J. Olivier, Robert J. Phillippy, Larry W. Solley, James M. Stolze and Gloria L. Valdez. There have been no changes in the composition of the Board since the beginning of fiscal 2022. However, because Mr. Solley has announced his decision to retire at the end of his current term at the Meeting, and the Board has not yet determined whether his position will be filled and if so, by whom, the Board has decided to reduce the size of the Board from eight to seven directors upon Mr. Solley’s retirement in order to eliminate the vacancy which would otherwise result.

The Board of Directors has affirmatively determined that none of the non-management directors has any material relationship with the Company other than in his or her capacity as a director and shareholder, and that therefore all of these directors are, and at all times during their service in fiscal 2021 were, independent as defined under the Company’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange. See the discussion under “Independence and Related Person Procedures” below.

The Board of Directors held five meetings during fiscal 2021. All of the directors attended, either in person or by video conference call, at least 75% of the meetings of the Board and of each of the committees on which they served which were held during the year. The Company’s policy requires that all directors attend the Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the director. All of the directors attended the 2021 Annual Meeting held at the Company’s headquarters in St. Louis County, Missouri.

Governance Policies and Management Oversight

The Board of Directors has adopted Corporate Governance Guidelines to guide its actions, as well as a Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees. Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and persons performing similar duties. These documents are posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center/ Governance Documents” tab, and a copy of any of these documents is also available in print to any shareholder who requests it.

As permitted in the Corporate Governance Guidelines, the Board has determined that Mr. Richey should hold the positions of both Chief Executive Officer and Chairman of the Board of Directors. Based upon its most recent review of that determination, the Board continues to believe that this has served the Company well and that Mr. Richey should continue to be Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Richey is a strong leader at both the Company and the Board levels, and believes that because he has primary responsibility for managing the day-to-day operations of the Company he is also well positioned to provide Board leadership that is aligned with shareholder interests and the needs of the Company. Furthermore, the Board believes that having Mr. Richey serve as both Chairman of the Board and Chief Executive Officer enables the Company to speak with one voice, and reduces the chance of confusion about leadership roles and responsibilities.

At the same time, the Board is also very cognizant of its oversight responsibilities, and has in place structural safeguards that serve to preserve the Board’s independent oversight of management. The Board has only one management director, with all the other directors remaining independent. All of the directors are highly qualified and experienced. Additionally, all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee are independent as defined by the New York Stock Exchange and set forth in the Company’s Corporate Governance Guidelines; see “Independence and Related Person Procedures” below.

Further, in view of Mr. Richey’s dual role as Chief Executive Officer and Chairman, in accordance with the Corporate Governance Guidelines the Board has appointed Mr. Stolze as Lead Director. The Lead Director chairs all meetings of the independent directors, which normally occur in conjunction with each Board meeting; provides regular input to the Chairman regarding the content of the agendas for meetings of the Board; advises the Chairman of the quality, quantity and timeliness of the information required by the Board to effectively and responsibly perform its oversight duties; and acts as liaison between the Board and the Chairman on sensitive issues. The Board believes that these safeguards have been and are effective in preserving the Board’s independent oversight of management.

The Board’s Role in Risk Oversight

The Company’s management is responsible for managing the Company’s risks on a day-to-day basis, and has adopted an ongoing enterprise risk management process that it uses to identify and assess Company risks. Management has identified risks in four general areas: Financial and Reporting; Legal and Compliance; Operational; and Strategic. Periodically, management advises the Board and the appropriate Board committee of the risks identified; management’s assessment of those risks at the business unit and corporate levels; its plans for the management of these identified risks or the mitigation of their effects; and the results of the implementation of those plans.

While the Board as a whole has responsibility for and is involved in the oversight of management’s risk management processes, plans and controls, some of the identified risks are given further review by the Board committee most closely associated with the identified risks. For example, the Audit and Finance Committee provides additional review of the risks in the areas of accounting and auditing, liquidity, credit, tax, information security and cybersecurity. Similarly, the Human Resources and Compensation Committee provides additional review of risks in the area of compensation and benefits and human resource planning. The Nominating and Corporate Governance Committee devotes additional time to the review of risks associated with corporate governance, ethics, legal and ESG issues.

The Board’s leadership structure combines the positions of Chairman of the Board and Chief Executive Officer but includes the additional position of Lead Director, as discussed above. This structure enables the Chief Executive Officer, who has intimate knowledge of management’s day-to-day risk management processes and controls, to ensure that the directors receive the information necessary to discharge their oversight role responsibly, while ensuring that the independent directors maintain independence in their oversight role.

Succession Planning

The Human Resources and Compensation Committee of the Board conducts an annual review of the Company’s long-term succession plan for the CEO. Additionally the Board has in place an emergency succession plan for the CEO in order to minimize the uncertainty associated with an emergency succession event.

Independence and Related Person Procedures

The Company has implemented a written policy to ensure that all non-management directors meet the independence standards defined by the New York Stock Exchange and set forth in the Company’s Corporate Governance Guidelines, and to ensure that all Company transactions in which a “Related Person” has or will have a direct or indirect interest will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. “Related Persons” include the Company’s directors, director nominees and executive officers, holders of 5% or more of the Company’s stock, and the immediate family members of each. The policy contains procedures requiring Related Persons to notify the Company of any such transaction and for the Nominating and Corporate Governance Committee to review the material facts of the proposed transaction and determine whether to approve or disapprove the transaction. The Committee will consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. If advance Committee approval is not feasible or is not obtained, the policy requires submission of the transaction to the Committee after the fact, and the Committee is empowered to approve, ratify, amend, rescind or terminate the transaction. In such event, the Committee will also request the General Counsel to evaluate the Company’s controls and procedures to ascertain whether any changes to the policy are recommended.

The Company has developed and implemented processes and controls to obtain information about Related Person transactions for the purpose of determining, based on the facts and circumstances, whether a Related Person has a direct or indirect material interest in the transaction. Pursuant to these processes and controls, all directors and executive officers must annually complete, sign and submit a Directors’ and Officers’ Questionnaire and a Conflict of Interest Questionnaire that are designed to identify Related Person transactions and both actual and potential conflicts of interest, and are required to update their responses in the event of any changes. Additionally, the holders of 5% or more of the Company’s shares (all of whom are institutional investors), are annually requested to respond to certain questions designed to identify direct or indirect material interests by such 5% or more shareholder in any transactions with the Company.

Based on its review and processes, the Company has determined that there has been no transaction since the beginning of the Company’s 2021 fiscal year, and there is no other currently proposed transaction, in which the Company was or is to be a participant and in which any Related Person had or will have a direct or indirect material interest.

Communications with Directors

Interested parties desiring to communicate concerns regarding the Company to the Lead Director or to the non-management Directors as a group may direct correspondence to: Mr. James M. Stolze, Lead Director, ESCO Technologies Board of Directors, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186. Alternatively, interested parties who wish to communicate with an individual director or any group of directors may write to such director(s) at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, Attn: Secretary. All such letters will be forwarded promptly to the relevant director(s).

COMMITTEES

The members of the Board of Directors are appointed to various committees. The standing committees of the Board are the Executive Committee, the Audit and Finance Committee, the Nominating and Corporate Governance Committee, and the Human Resources and Compensation Committee.

Each Committee operates under a written charter adopted by the Board of Directors. The charters are posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center/Committees & Charters” tab, and a copy of each Committee’s charter is available in print to any shareholder who requests it.

The members of each Committee as of the date of this Proxy Statement, and the number of meetings held by each Committee during fiscal 2021, are as follows:

	Executive Committee	Audit and Finance Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee
Patrick M. Dewar		Member
Vinod M. Khilnani		Member	Chair
Gary E. Muenster
Leon J. Olivier				Member
Robert J. Phillippy		Member		Member
Victor L. Richey	Member
Larry W. Solley			Member	Chair
James M. Stolze	Member	Chair	Member
Gloria L. Valdez				Member
Number of Meetings:	2	4	4	4

Executive Committee

The Executive Committee’s function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board.

Audit and Finance Committee

The functions of the Audit and Finance Committee are generally to assist the Board of Directors in its oversight of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Accounting Firm”), and the performance of the Company’s internal audit function. The Committee is responsible for appointing, retaining and overseeing the Accounting Firm and its performance of the annual audit; annually evaluating the qualifications, independence and prior performance of the Accounting Firm; reviewing the scope of the Accounting Firm’s work and approving its annual audit fees and any non-audit service fees; reviewing the Company’s internal controls with the Accounting Firm and the internal audit executive; reviewing with the Accounting Firm any problems it may have encountered during the annual audit; discussing Form 10-K and 10-Q reports with management and the Accounting Firm before filing; reviewing and discussing earnings press releases; discussing with management major financial risk exposures; on a quarterly basis, reviewing management’s assessment and overview of information security, cybersecurity and IT risks, breaches (if any), and any preventive or remedial actions taken; reviewing the annual internal audit plan and associated resource allocation; and reviewing the Company's reports to shareholders with management and the Accounting Firm and receiving certain assurances from management.

The Committee is also responsible for the Audit Committee Report required to be included in this Proxy Statement pursuant to the regulations of the Securities and Exchange Commission (“SEC”). This Report is set forth under “Audit-Related Matters” on page 38.

The Board of Directors has determined that all four members of the Committee are independent, are financially literate, and have accounting or related financial management expertise, as those terms are defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that all four members of the Committee are “audit committee financial experts” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee are generally to identify individuals qualified to become Board members and recommend them for election to the Board; to review the composition of Board committees; to develop and recommend to the Board effective corporate governance guidelines; to review the Company’s corporate governance and compliance programs; to assist the Board in its oversight of the Company’s ESG initiatives; to oversee the Company’s ethics programs; to review conflicts of interest involving Related Persons, including oversight and administration of the Company’s policy on Related Person transactions; and to lead the Board in its annual review of the Board’s performance.

To be considered for nomination to the Board, candidates must be persons of the highest integrity, have extensive and varied business experience and have demonstrated their ability to interact effectively with associates and peers. They preferably will also have experience and expertise in business areas related to the Company and its technologies, industries and customers. In addition, the Committee will seek out candidates with the ability to interact constructively with the existing Board membership. These attributes will enable the Board to act in the long-term interests of the Company’s shareholders. While the Committee has not established specific minimum qualifications for candidates, it may establish specific membership criteria as appropriate from time to time if the Board determines there is a need for specific skills and industry experience.

Although the Committee does not have a formal policy on diversity, it seeks the most qualified candidates without regard to race, color, national origin, gender, religion, disability or sexual orientation. However, the Committee appreciates the benefits that diversity, including gender diversity, can bring to a board of directors. Both the Committee and the Board are committed to requiring the inclusion of women and underrepresented minorities in the initial pool of director search candidates.

The Committee may identify new candidates for nomination based on recommendations from Company management, employees, non-management directors, shareholders and other third parties. The Committee also has the authority to engage third party search firms to identify candidates, and it has done so from time to time. Consideration of a new candidate typically involves the Committee’s review of information pertaining to such candidate and a series of internal discussions, and may proceed to interviews with the candidate. New candidates are evaluated based on the above-described criteria in light of the specific needs of the Board and the Company at the time. Incumbent directors whose terms are set to expire are evaluated based on the above-described criteria, as well as a review of their overall past performance on the Board of Directors.

The Committee will consider director candidates recommended by shareholders, and will evaluate such individuals in the same manner as other candidates proposed to the Committee. All candidates must meet the legal, regulatory and exchange requirements applicable to members of the Board of Directors. Shareholders who wish to recommend individuals for consideration as director candidates for the 2023 Annual Meeting of Shareholders should notify the Committee no later than August 31, 2022 in order to allow time for their recommendations to be considered by the Committee. Submissions are to be addressed to the Nominating and Corporate Governance Committee, c/o David M. Schatz, Corporate Secretary, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, which submissions will then be forwarded to the Committee. The Committee is not obligated to nominate any such individual for election.

The Board of Directors has determined that all four members of the Committee are independent as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange.

Human Resources and Compensation Committee

The functions of the Human Resources and Compensation Committee are generally to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer; to evaluate the Chief Executive Officer’s performance in light of these goals and objectives; to determine the Chief Executive Officer’s compensation based upon the evaluation; to review and approve the compensation of senior officers and other key executives; to approve and evaluate incentive compensation plans, equity-based plans and other compensation plans; to review and approve benefit programs which go beyond the prerogatives of management, including implementation of new programs and material changes to existing programs; to review the performance and development of, and succession planning for, Company management; to assure that executive officers and other senior executives of the Company are compensated in a manner consistent with the strategy of the Company and competitive practice; and to oversee the Company’s Charitable Contributions Program.

The Committee is also responsible for reviewing and discussing with management the Company’s annual Compensation Discussion and Analysis, and recommending its inclusion in the Company’s annual proxy statement and the Company’s Form 10-K filed with the SEC. Its Report on these matters is set forth on page 16.

The Board of Directors has determined that all three members of the Committee are independent as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange, including its enhanced independence standards for compensation committee members.

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, none of the members of the Human Resources and Compensation Committee (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any other relationship requiring disclosure under any paragraph of Item 404 or under Item 407(e)(4) of SEC Regulation S-K. In addition, during fiscal 2021 none of the executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of either the Company’s Board of Directors or its Human Resources and Compensation Committee.

DIRECTOR COMPENSATION

The responsibilities and the substantial time commitment of a director at a public company require that the Company provide reasonable compensation to incentivize the directors’ performance and ensure their willingness to continue to serve. The Company strives to engage and retain well-qualified directors with significant experience at companies of similar size and complexity. To ensure this is achieved, the Company regularly reviews the compensation provided to its directors. The Human Resources and Compensation Committee obtains competitive market and peer data and periodically retains a compensation consultant to evaluate the competitiveness of its director compensation. The Company’s non-employee directors are compensated pursuant to the Company’s Compensation Plan for Non-Employee Directors (through January 2021) or the equivalent provisions of the Omnibus Incentive Plan (beginning in February 2021) based upon their respective levels of Board participation and responsibilities, including service on Board committees. As an employee of the Company, Mr. Richey does not receive compensation for his service as a director.

Compensation Components. Cash compensation paid to non-management directors consists of an annual cash retainer of $50,000 for all Board and Committee member services during the year; plus additional annual cash retainers for the Lead Director and the Chairs of the Audit and Finance Committee, the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee of $25,000, $7,000, $5,000 and $5,000, respectively. These annual cash retainers are paid in early January.

In addition, each non-management director receives an annual restricted share award on the first business day of January, of a number of Company shares equal to $180,000 divided by the NYSE closing price of the common stock on that date, rounded to the nearest whole share. Beginning in January 2021, the Human Resources and Compensation Committee and the Board revised the form of the award to restricted share units (RSUs), which require the director to continuously serve as a member of the Board for one year after the award date, at which time the award will vest and be issued to the director in shares of common stock. The annual equity award for 2021 was made on January 4, 2021 and will vest on January 4, 2022; based on the January 4, 2021 NYSE closing stock price of $99.98 it amounted to 1,800 RSUs per director. During the vesting period, each director’s RSU account also accrues an additional number of RSUs equivalent to the quarterly dividend that would have been paid on a like number of shares of common stock, divided by the NYSE closing price on the dividend date; and on the vesting date, which in this case is January 4, 2022, the whole number of accrued RSUs will be issued to the director in additional shares of common stock and any fractional RSUs will be paid out in cash based on the NYSE closing stock price on the vesting date. The value of the RSUs awarded in January 2021 is included in the directors’ stock compensation for fiscal 2021 in the table below; the value of additional RSUs accrued during the vesting period ending January 4, 2022 will be reported in the directors’ compensation for fiscal 2022.

The Human Resources and Compensation Committee reviewed the directors’ annual compensation plan in 2021 and determined that the directors were appropriately compensated; therefore, no changes were made to the directors’ compensation for 2022.

Election to Defer Compensation. Directors may elect in advance to defer receipt of all of their cash compensation and/or all of their stock compensation. If deferral is elected, the deferred amounts are credited to the director’s deferred compensation account in common stock equivalents. If cash compensation is deferred, the number of common stock equivalents credited is equal to the amount deferred divided by the NYSE closing price of the common stock as of the date on which the deferral occurs (or if that is not a trading day, then the last preceding trading day). If stock compensation is deferred, the number of common stock equivalents credited is equal to the number of shares whose receipt is deferred. Common stock equivalents in the director’s deferred compensation account have no voting rights, but earn dividend equivalents on each dividend payment date equal to the dividends payable on a like number of shares of common stock; and the dividend equivalents earned are credited to the director’s deferred compensation account as additional common stock equivalents valued at the NYSE closing price on the dividend date. A director’s deferred compensation account becomes distributable when the director leaves the Board, or at such other date as may be specified by the director consistent with the terms of the Plan; distribution will be accelerated in certain circumstances, including a change in control of the Company. The account is distributable at the election of the director either in cash or in shares; however, any stock portion which has been deferred may only be distributed in shares. During fiscal 2021, Mr. Dewar, Mr. Olivier and Ms. Valdez deferred receipt of their cash compensation and stock compensation, as described in the footnotes to the Fiscal 2021 Compensation table below. In addition, Mr. Phillippy’s and Mr. Stolze’s stock compensation from certain prior years continued to be deferred pursuant to prior deferral elections which they had terminated as to future compensation.

Director Stock Ownership Guidelines. Directors are subject to stock ownership guidelines. Under these guidelines, within five years after their appointment to the Board each non-management director is expected to acquire and hold shares or common stock equivalents having a total cash value equal to five times the annual cash retainer. All directors currently hold more than that amount.

Extended Compensation Plan for Certain Directors. Under the Company’s Directors’ Extended Compensation Plan, a plan for non-management directors who began Board service prior to April 2001, Mr. Solley and Mr. Stolze are each eligible to receive for life an annual benefit of $20,000 beginning after their service as a director ceases. In the event of the death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life; if an eligible director dies before retirement, 50% of the benefit, determined as if the director had retired on the date of death, will be paid to the surviving spouse in a lump sum. The plan permits an eligible director to elect to receive the actuarial equivalent of the benefit in a single lump sum after retirement; and in compliance with section 409(a) of the Internal Revenue Code, Mr. Solley and Mr. Stolze have each made this election.

Fiscal 2021 Compensation. The following table sets forth the compensation of the Company’s non-management directors for fiscal 2021. As an executive officer, Mr. Richey did not receive any additional compensation for his service as a director; his compensation is set forth in the section captioned “Executive Compensation Information” beginning on page 16.

Name)	Fees Earned or Paid in Cash		Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings (2)		All Other Compensation	Total
Patrick M. Dewar	$50,000	(3)	$179,964	—	—	$	n/a	—	$229,964
Vinod M. Khilnani	55,000	(4)	179,964	—	—		n/a	—	234,964
Leon J. Olivier	50,000	(5)	179,964	—	—		n/a	—	229,964
Robert J. Phillippy	50,000	(6)	179,964	—	—		n/a	—	229,964
Larry W. Solley	55,000	(7)	179,964	—	—		0	—	234,964
James M. Stolze	82,000	(8)	179,964	—	—		0	—	261,964
Gloria L. Valdez	50,000	(9)	179,964	—	—		n/a	—	229,964

(1)	Dollar amounts represent the aggregate fair values of the 1,800 Restricted Stock Units awarded to each director under the Compensation Plan for Non-Employee Directors on January 4, 2021 based on the $99.98 NYSE closing price of the underlying common stock on that date. The value of the dividend equivalents accrued on the RSUs will be reported for the year in which vesting occurs. See “Compensation Components” above. The amounts reflect the actual dollar amounts recognized for financial statement reporting purposes for fiscal 2021.

(2)	Represents the changes in actuarial present value of the participating directors’ accumulated benefits under the Company’s Directors’ Extended Compensation Plan, described above, from September 30, 2020 to September 30, 2021. For fiscal 2021 overall pension values decreased for Mr. Solley and Mr. Stolze in the amounts of ($14,482) and ($15,315) respectively, partly due to the effect of changes in actuarial assumptions from the preceding year which decreased their pension values by ($4,546) and ($4,997) respectively. Pursuant to SEC regulations, the amounts in the table do not include these decreases. The actuarial assumptions used in fiscal 2021 are described in footnote (1) to the Pension Benefits table on page 31.

(3)	Represents cash retainer of $50,000; however, Mr. Dewar elected to defer receipt of his cash compensation and to receive in lieu of cash approximately 453 common stock equivalents having the same aggregate value on the issue date.

(4)	Represents cash retainer of $50,000 and committee chair fee of $5,000.

(5)	Represents cash retainer of $50,000; however, Mr. Olivier elected to defer receipt of his cash compensation and to receive in lieu of cash approximately 453 common stock equivalents having the same aggregate value on the issue date.

(6)	Represents cash retainer of $50,000.

(7)	Represents cash retainer of $50,000 and committee chair fee of $5,000.

(8)	Represents cash retainer of $50,000, lead director cash retainer of $25,000, and committee chair fee of $7,000.

(9)	Represents cash retainer of $50,000; however, Ms. Valdez elected to defer receipt of her cash compensation and to receive in lieu of cash approximately 453 common stock equivalents having the same aggregate value on the issue date.

EXECUTIVE COMPENSATION INFORMATION

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee is responsible for determining the compensation of the Chairman and Chief Executive Officer and other senior officers and key executives of the Company. The Committee has reviewed and discussed with management the Company’s disclosures under the section captioned “Compensation Discussion and Analysis” beginning immediately following this Compensation Committee Report.

Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the Securities and Exchange Commission.

The Human Resources and Compensation Committee

Vinod M. Khilnani, Chair
Larry W. Solley
James M. Stolze

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation of the executive officers identified in the Summary Compensation Table on page 27, whom we refer to herein as the “executive officers” or the “named executive officers.” Pursuant to Securities and Exchange Commission regulations, these include, in addition to the current executive officers, two former executive officers who retired during fiscal 2021, Gary E. Muenster, the Company’s former Executive Vice President and Chief Financial Officer, and Alyson S. Barclay, the Company’s former Senior Vice President, Secretary and General Counsel.

Compensation Objective

The Committee’s objective is to develop and maintain industry-competitive compensation packages to attract, retain, motivate and reward the Company’s executive officers and other senior officers and key executives. Compensation programs are designed to be consistent with those of other companies engaged in similar industries and/or of similar size with which the Company is likely to compete for talent to enable the Company to employ and retain a high-quality management team. The Committee seeks to use performance based compensation to maximize the alignment of executive compensation with the long-term interests of the Company’s shareholders.

Executive Summary

The Company’s compensation programs are designed to reward positive financial performance. The cash incentive program is tied to key strategic and financial targets and is designed to reward strong performance. Payouts are higher in times of good performance and lower when targets are not achieved. The stock-based long-term equity incentive (“LTEI”) program and stock ownership guidelines align the interests of executives and shareholders by ensuring that executives bear the economic risk of share ownership. Because the compensation program has historically produced the results desired by the Committee, and based on its review of the compensation program, the executive officers’ current compensation and the Company’s historic performance, the Committee had originally determined in early 2020 that no changes to the structure of its compensation program were warranted.

However, in May 2020, due to the effects of the COVID-19 pandemic on the Company’s business outlook and expected stock volatility the Committee re-evaluated the Company’s compensation program for fiscal 2020. As a result, the Committee delayed making its normal mid-year LTEI grants, and eventually determined not to grant any fiscal 2020 LTEI awards to the executive officers, although awards to senior management personnel other than the executive officers were granted. However, in April 2021, after determining that the Company’s 2020 results had been better than anticipated, in large part due to Mr. Richey’s efforts managing the Company’s business during the pandemic, the Committee granted him an LTEI award on the same terms as the awards granted in fiscal 2020 to other senior management.

In the early part of fiscal 2021 the Committee decided to implement more extensive changes to the structure of the LTEI program, and approved replacing the Company’s performance-accelerated restricted share (PARS) awards with a combination of performance-based Performance Share Unit (PSU) and Restricted Share Unit (RSU) awards. The restructured program was partly implemented in fiscal 2021 with the initial RSU awards and fully implemented in the first quarter of fiscal 2022 with the initial PSU awards.

Compensation Summary

The Committee offers its executive officers a compensation package that includes:

•	A competitive base salary;
•	An annual at-risk cash incentive based on key performance metrics;
•	Equity-based long-term incentive compensation (“LTEI”) which incorporates Company stock and financial performance and retention factors such as delayed vesting;
•	An employment agreement and a “double-trigger” change of control Severance Plan; and
•	Appropriate and reasonable perquisites.

The Committee sets compensation levels based on the skills, experience and performance of each executive officer, taking into account the benchmarking described below and compensation recommendations made by the CEO (except with respect to his own position). The Committee’s pay for performance philosophy is reflected in the annual compensation review. The Committee also considers tally sheets which provide, for each executive officer, a recap of each principal element of compensation as well as benefits, perquisites, equity awards, and stock ownership and potential ownership. The tally sheets also reflect the incremental compensation which would be payable as a result of various termination scenarios and each element of pay or benefits impacted. The Committee retains the discretion to adjust all elements of compensation as it deems appropriate, subject to the requirements of shareholder-approved plans.

Compensation Consultant and Benchmarking

The Committee is authorized by its charter to employ independent compensation and other consultants. The Committee has typically engaged a nationally recognized compensation consulting firm (the “Compensation Consultant”) every other year to assist the Committee in evaluating executive compensation. The Compensation Consultant provides information, research and analysis pertaining to executive compensation as requested by the Committee, including updates on market trends, survey data and analysis for market review. The Committee also from time to time engages its primary outside counsel, Bryan Cave Leighton Paisner LLP (“BCLP”) to advise it on selected executive compensation issues.

The Company conducts a peer and market review every two years; the most recent review was in 2020, as described below.

2020 Compensation Report (Fiscal 2021 Compensation Review). In the summer of 2020, the Committee engaged Pay Governance LLC as the Compensation Consultant to provide a compensation report (the “2020 Compensation Report”) for the Committee’s fiscal 2021 compensation review. One of the elements of the 2020 Compensation Report was the 2020 Mercer Benchmark Database/Total Remuneration Survey – Executive (the “Mercer Survey”), a broad-based survey of management compensation, as the primary source for benchmarking its executive compensation levels. A broad market survey provides decision-quality data that is generally reliable and consistent year-over-year. The Company did not participate in the Mercer Survey. A list of all of the participating companies included in the Mercer Survey is attached as Appendix A to this Proxy Statement.

For its 2020 Compensation Report, the Compensation Consultant also provided proxy data from the peer group described below (the “2020 Peer Group”) to be used in conjunction with the Mercer Survey in order to add context to the decision-making process and provide a supplemental perspective on the market. Peer group proxy data provides transparent line-by-line information for each company in the peer group, and provides the ability to review industry trends and compensation design practices as well as pay-for-performance alignment. The 2020 Peer Group was based on the SIC codes assigned to the Company’s subsidiaries and represented companies in the following industries in which the Company participates:

•	Industrial valves;
•	General industrial machinery;
•	Radio and television communications equipment;
•	Printed circuit boards;
•	Instruments to measure electricity; and
•	Services not elsewhere classified.

Companies in the above industries were then filtered for revenue size in order to determine the 2020 Peer Group. The following is a list of the companies in the 2020 Peer Group, with their ticker symbols:

Ameresco, Inc. (AMRC) * Badger Meter, Inc. (BMI) * Barnes Group Inc. (B) Chart Industries, Inc. (GTLS) CIRCOR International, Inc. (CIR) * Comtech Telecommunications Corp. (CMTL) *	CTS Corporation (CTS) FARO Technologies, Inc. (FARO) Franklin Electric Co., Inc. (FELE) * Helios Technologies (HLIO) MACOM Technology Solutions Holdings Inc. (MTSI) *

MKS Instruments, Inc. (MKSI)

Mueller Water Products, Inc. (MWA)

National Instruments Corporation (NATI) *

Powell Industries, Inc. (POWL) *

Standex International Corporation (SXI)

Tri Mas Corporation (TRS)

Viavi Solutions Inc. (VIAV) *

* These companies did not report compensation data for the General Counsel position in their proxy materials.

Fiscal 2021 Benchmarking. For its compensation review for fiscal 2021, the Committee reviewed each principal element of compensation (base salary, cash incentive and LTEI), as well as total cash compensation (base salary and cash incentive), and total direct compensation (target cash compensation and LTEI) for each of the Company’s executive officer positions, and compared them against the annual median and 75th percentile market rates from the Mercer Survey and for the 2020 Peer Group. The range for each element of compensation from the median to the 75th percentile in a survey, as aged by 3%, is referred to hereinafter as the “Benchmark Range” for that survey and that element of compensation. For fiscal 2021, the Committee utilized the Benchmark Ranges from the Mercer Survey and the 2020 Peer Group in determining the competitiveness of the executives’ compensation. The Committee also compared relative Company performance against the performance of the companies in the 2020 Peer Group to test the overall reasonableness of pay for performance.

The Committee used the Mercer Survey and 2020 Peer Group data described above as a guideline and frame of reference in determining appropriate compensation levels and incentives for the executive officers; however, the Committee does not make its decisions according to a formula, and the Committee exercises considerable judgment and discretion in making them. The complexity and composition of the Company (consisting at that time of four primary business lines) does not lend itself to comparisons with a readily ascertainable peer group, and while matching by SIC codes can provide some measure of comparability, there are wide variations in the type and complexity of these companies. The Committee therefore considers the Benchmark Ranges to be only a guide, and makes individual determinations of compensation for each of the executive officers based on numerous factors including the comparative responsibilities of the executive officers and the Committee’s assessments of individual and Company performance.

Compensation Consultant Independence. In August 2021, the Committee assessed the independence of Pay Governance and BCLP in line with the SEC’s compensation consultant independence factors, and determined there were no conflicts of interest. The Committee will continue to review their independence status at least annually and will keep the compliance letters on file.

Principal Elements of Compensation Program

The principal elements of the compensation program for executive officers (base salary, annual cash incentive and long-term equity incentive) are reflected in the Summary Compensation Table on page 27. Each of these elements is described in detail in the corresponding sections below.

The Company does not believe that any risks arising from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Any such risk is mitigated by the multiple elements of the compensation programs, including base salary, annual cash incentive programs, and LTEI awards which are earned over multiple years. This structure encourages decision-making that is in the best long-term interests of the Company and the shareholders.

Based on its review of the compensation program, the executive officers’ current compensation and the Company’s performance, the Committee approved several changes in the compensation programs beginning in fiscal 2021 and continuing into fiscal 2022, including eliminating the tax gross-up on perquisites, modifying the “change of control” provisions in several plans and award agreements to include a “double trigger”, and changing the types of equity awards to be granted under the LTEI program from time-vested, performance-accelerated PARS awards to performance-based Performance Share Unit (PSU) and Restricted Share Unit (RSU) awards.

Total Direct Compensation. The executive officers receive total direct compensation consisting of cash compensation (base salary plus annual cash incentive compensation) and long-term equity incentive compensation. Each of these elements is described in detail in the corresponding sections below.

The Committee sets target levels for total direct compensation based on the skills, experience, breadth of their role, and performance of each executive officer, taking into account the benchmarking described above and compensation recommendations made by the CEO (except with respect to his own position). The Committee also considers the performance of the Company. For fiscal 2021, noting the Company’s stronger than originally expected performance in fiscal 2020, the Committee increased the executive officers’ total direct compensation as described in detail below. Total direct compensation for fiscal 2021 was within the Mercer Survey and below the 2020 Peer Group Benchmark Ranges for Mr. Richey, above the Mercer Survey and within the 2020 Peer Group Benchmark Ranges for Mr. Muenster, and within the Mercer Survey Benchmark Range and the 2020 Peer Group Benchmark Range for Ms. Barclay.

In determining the 2021 partial year compensation for the two new executive officers, Mr. Tucker and Mr. Schatz, the Committee used market data from the Mercer Survey. Initial compensation for Mr. Tucker and Mr. Schatz were reviewed with the Committee and were commensurate with their prior experience and the 2021 Benchmark Ranges.

Base Salaries. Base salaries are designed to attract, retain, motivate and reward competent, qualified, experienced executives. The Company emphasizes performance-based compensation for the executive officers. At the discretion of the Committee, with input by the CEO, executive officers with significant experience and responsibility who consistently demonstrate exemplary performance may be paid above the Benchmark Ranges for their positions.

Fiscal 2021 base salaries for the executive officers were set by the Committee in the first quarter of fiscal 2021. The salaries were based on the Committee’s review of current salary levels and total cash compensation (base salary plus cash incentive target) compared to the Mercer Survey and 2020 Peer Group Benchmark Ranges for each position, as adjusted for the relative value of the jobs within the Company compared to those in the comparison surveys. The Committee also took into account, for Mr. Richey, fiscal 2020 individual and Company performance, and for the other executive officers, a subjective evaluation of the executives’ fiscal 2020 performance with input from Mr. Richey. Based on the factors considered, the Committee determined that increases in total cash compensation of 6.0%, 5.2% and 6.2% were warranted for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively, and (as it had done for 2020) it provided each of the executive officers with the discretion to allocate their increase prospectively between their base salaries and their cash incentive targets. Mr. Richey, Mr. Muenster and Ms. Barclay each elected to allocate their increase between their base salary and their cash incentive target, resulting in fiscal 2021 base salaries of $898,100, $637,100 and $377,500 and cash incentive targets of $959,500, $499,200 and $251,000 for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively. Base salaries for fiscal 2021 were within the Benchmark Ranges for Mr. Richey, above the Benchmark Ranges for Mr. Muenster, and within the Benchmark Ranges for Ms. Barclay.

Initial base salaries for Mr. Tucker and Mr. Schatz were reviewed with the Committee and were commensurate with their prior experience and the 2021 Benchmark Ranges.

Annual base salaries for the executive officers for fiscal 2021 and, where applicable, fiscal 2020 were as follows:

  Base Salaries (1)

Officer	FY 2021 Base Salary		Percent Increase from FY 2020	FY 2020 Base Salary		Percent Increase from FY 2019
Victor L. Richey (CEO)	$898,100		8.9%	$824,500		None
Christopher L. Tucker (Senior VP & CFO)	500,000	(2)	N/A (2)	N/A	(2)	N/A	(2)
David M. Schatz (Senior VP & General Counsel)	335,000	(3)	N/A (3)	N/A	(3)	N/A	(3)
Gary E. Muenster (former Executive VP & CFO)	637,100		6.2%	$600,000		4.2%
Alyson S. Barclay (former Senior VP & General Counsel)	377,500		7.7%	$350,600		None

(1)	Amounts shown are annualized salaries for FY 2021; the actual amounts paid over the officers’ respective periods of service are set forth in the Summary Compensation Table.

(2)	Mr. Tucker became an employee and executive officer during FY 2021.

(3)	Mr. Schatz was an employee but not an executive officer during FY 2019 and FY 2020. The FY 2021 base salary shown is for his position as an executive officer.

Cash Incentive Compensation. The Committee uses annual performance-based cash incentives to compensate the executive officers. The Committee establishes at-risk performance targets for the executive officers using financial and operational goals linking compensation to overall Company performance. For fiscal 2021, as described under “Base Salaries” above, Mr. Richey, Mr. Muenster and Ms. Barclay elected to divide the increase in their total cash compensation between their base salaries and their cash incentive targets.

Initial incentive targets for Mr. Tucker and Mr. Schatz were reviewed with the Committee and were commensurate with their prior experience and the 2021 Benchmark Ranges.

The annual cash incentive targets for fiscal 2021 and fiscal 2020 were as follows:

Target Cash Incentive Compensation (1)

Officer	FY 2021 Target Cash Incentive		Percent Increase from FY 2020	FY 2020 Target Cash Incentive		Percent Increase from FY 2019
Victor L. Richey (CEO)	$959,500		3.4%	$927,965		8.9%
Christopher L. Tucker (Senior VP & CFO)	325,000	(2)	N/A (2)	N/A	(2)	N/A (2)
David M. Schatz (Senior VP & General Counsel)	145,000	(3)	N/A (3)	N/A	(3)	N/A (3)
Gary E. Muenster (former Executive VP & CFO)	499,200		4.0%	$480,000		4.2%
Alyson S. Barclay (former Senior VP & General Counsel)	251,000		4.0%	$241,400		10.8%

(1)	Amounts shown are annual targets for FY 2021; the actual targets were prorated over the officers’ respective periods of service and the amounts paid are set forth in the Summary Compensation Table.

(2)	Mr. Tucker became an employee and executive officer during FY 2021. For the balance of 2021 his cash incentive payout was guaranteed at a 1.00x multiple of the prorated target.

(3)	Mr. Schatz was an employee but not an executive officer during FY 2019 and FY 2020. The FY 2021 target shown is for his position as an executive officer.

The fiscal 2021 cash incentive target for the executive officers was established pursuant to the Company’s Performance Compensation Plan (the “PCP”) authorized under the Company’s 2018 Omnibus Incentive Plan. This at-risk plan closely links the executive officers’ pay to the Company’s financial results and provides compensation variability in the form of reduced payments when performance is below targets and higher compensation when performance exceeds targets. The PCP has a fixed target with a range based on performance. The Committee has discretion to either increase or decrease the actual cash incentive payouts.

The target percentages of total cash compensation represented by base salary and by the PCP target varied for fiscal 2021 based on the position, as follows:

Total Cash Compensation – Fiscal 2021 (1)

	Base Salary		Cash Incentive Target (PCP)
Officer		Percent of Total Cash Compensation		Percent of Total Cash Compensation	Total Cash Compensation
Victor L. Richey (CEO)	$898,100	48%	$959,500	52%	$1,857,600
Christopher L. Tucker (Senior VP & CFO) (2)	500,000	61%	325,000	39%	825,000
David M. Schatz (Senior VP & General Counsel) (3)	335,000	70%	145,000	30%	480,000
Gary E. Muenster (former Executive VP & CFO)	637,100	56%	499,200	44%	1,136,300
Alyson S. Barclay (former Senior VP & General Counsel)	377,500	60%	251,000	40%	628,500

(1)	Amounts shown are annual targets for FY 2021; the actual amounts paid over the officers’ respective periods of service are set forth in the Summary Compensation Table.

(2)	Mr. Tucker became an employee and executive officer during FY 2021.

(3)	Mr. Schatz was an employee but not an executive officer prior to mid-2021. The FY 2021 amount shown is for his position as an executive officer.

The higher at-risk target percentage for the CEO as compared to the other executive officers is based on the Company’s at-risk philosophy, and his role as CEO of the Company. Likewise, the CFO has a higher percentage as compared to the General Counsel. Near the beginning of each fiscal year, after reviewing the Company’s business plans for the fiscal year, the Committee determines the key short-term business metrics on which the Company’s senior management should focus in order to drive results and approves the cash incentive target for each executive officer. Because of the broad responsibilities of the executive officers, their criteria are tied to Company-wide metrics. The Committee then determines the percentage of the cash incentive target which should be tied to each of the metrics and the performance target for each metric, and approves the minimum and maximum multipliers which will be applied to each of the performance targets to determine the payment under the plan.

During the first quarter of fiscal 2021, the Committee approved two metrics for achievement of the fiscal 2021 PCP incentive targets, on the basis of the annual operating plan reviewed by the Board of Directors. One was “Adjusted EPS”, weighted at 70% of the total cash incentive target. Adjusted EPS was defined as earnings per share adjusted to exclude certain non-recurring gains and charges, as communicated in the Company’s quarterly press releases. Adjusted EPS is a non-GAAP financial measure.

The second metric was “Cash Flow,” weighted at 30% of the total cash incentive target. Cash Flow was defined as cash generated from operations at the subsidiary level, including corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and excluding corporate cash activity related to acquisitions, dividends and share repurchases. Cash Flow is a non-GAAP financial measure.

The Committee approved the following targets and evaluation matrices for the two fiscal 2021 cash incentive metrics. The Committee also considered the uncertainty of the economy and the potential impact of tariffs on the markets the Company serves. At the time the Committee approved the PCP goals, the business impact of COVID-19 was unknown and its possible effects were not determinable; therefore its impact was not considered in the goal-setting process. For each component, the multiplier applied is the one underneath the dollar value or percentage which is closest to the actual result for that measure.

PCP – Fiscal 2021 Evaluation Matrices

						Target
Adjusted EPS:	≤ $2.58	$2.63	$2.69	$2.75	$2.81	$2.87	$2.93	$2.99	$3.05	$3.11	≥ $3.16
Multiplier:	0.20	0.36	0.52	0.68	0.84	1.00	1.20	1.40	1.60	1.80	2.00

						Target
Cash Flow (in millions):	≤ $41.0	$43.0	$45.0	$47.0	$49.0	$51.0	$53.0	$55.0	$57.0	$59.0	≥ $61.0
Multiplier:	0.20	0.36	0.52	0.68	0.84	1.00	1.20	1.40	1.60	1.80	2.00

Actual Adjusted EPS for fiscal 2021 was $2.59, which resulted in a multiplier of 0.20 being applied to the cash incentive target associated with the Adjusted EPS metric. Actual Cash Flow for fiscal 2021 was $94.8 million, which resulted in a multiplier of 2.0 being applied to the cash incentive target associated with the Cash Flow metric.

The Summary Compensation Table on page 27 reflects the actual payouts under the PCP for fiscal 2021 and the preceding two years.

Long-Term Equity Incentive Compensation. The Company does not coordinate LTEI grants with the release of material non-public information. Company-wide equity grants, including equity grants to executive officers, have been made at regular meetings of the Human Resources and Compensation Committee. Prior to 2018, the Committee had generally granted LTEI awards to the executive officers at the first meeting of the fiscal year. However, beginning in fiscal 2018, the Committee decided to defer the granting of the executive officers LTEI awards until approximately the middle of the year in order to provide the Committee with the opportunity to evaluate the Company’s financial performance prior to granting the awards. In 2020, due to business uncertainties and potential stock volatility primarily resulting from the continuing COVID-19 pandemic, the Committee initially determined not to grant any LTEI awards to the executive officers for fiscal 2020, although it did grant PARS awards to senior management personnel other than the executive officers, and later granted a reduced PARS award to Mr. Richey on the same terms as the 2020 awards to senior management personnel.

In the early part of fiscal 2021, the Committee undertook a comprehensive look at the structure of its LTEI award program which resulted in the changes described below.

In recent years the Committee had granted LTEI exclusively in the form of performance-accelerated restricted share units (“PARS”), as authorized under the 2018 Omnibus Incentive Plan. These PARS awards have a term of five years, and the award (net of withholding taxes) is distributable to the recipient in shares of Company common stock at the end of the term. However, if the Company performance criteria stated in the notice of award, which for 2018, 2019 and 2020 were achievement of target stock prices, are met during a specified twelve-month period, generally the third or fourth years of the term (the “performance periods”), then part or all of the award is accelerated, and the accelerated portion (net of withholding taxes) will be distributed in shares six months after the end of the performance period in which the criteria are first met; and if acceleration occurs during the fifth year of the award the award will become distributable at the end of the fifth year. Distribution of PARS award shares may not occur earlier than 3½ years after the initial award date even if the performance criteria are met, except in cases of death, disability, retirement or certain other special circumstances. In all events, the award recipient must remain continuously employed by the Company until the underlying shares are distributed (except that the Committee may in its discretion waive this requirement if termination of employment is due to death, disability, retirement or other circumstance the Committee deems appropriate). Until the underlying shares are actually distributed, dividends are not paid or accrued on the PARS. Information about the PARS awards for 2018, 2019 and 2020 is provided in the Summary Compensation Table on page 27 and under “Outstanding Equity Awards at Fiscal Year-End” on page 30.

Beginning with fiscal 2021, the Company revamped its LTEI program in line with best practices and published proxy adviser firm guidance, and began providing its annual LTEI awards in the form of time-vested restricted share units (RSUs) and performance-based performance share units (PSUs). The initial RSU grants were made to the executive officers in April 2021, as described in the following paragraph; the initial PSU grants were deferred until the first quarter of fiscal 2022 to align with the Company’s fiscal year goal-setting process, as described under “Compensation Changes for 2022” below.

The terms of the RSU awards are similar to those of the Company’s former PARS awards, but without any provision for acceleration of the vesting date. Each RSU represents the right to receive one share of Company common stock if the recipient remains continuously employed by the Company until the award vests, which for the 2021 awards was 3½ years after the effective award date, and such shares will be paid out to the participant (after statutory tax withholdings) on the following business day. The number of RSUs granted was based on a percentage of the recipient’s target cash compensation for fiscal 2021. For the 2021 RSU grants to the executive officers, see “Grants of Plan-Based Awards” on page 29.

Compensation Changes for 2022. For fiscal 2022 the Committee determined that increases in target total cash compensation (base salary plus cash incentive target) of 5.5% and 6.3% were warranted for Mr. Tucker and Mr. Schatz, respectively; however, Mr. Richey advised the Committee that he would forego an increase in his target total cash compensation due to operational issues in fiscal 2021. Therefore, fiscal 2022 base salaries were $898,100, $522,000 and $357,000 and fiscal 2022 cash incentive targets were $959,500, $348,000 and $153,000 for Mr. Richey, Mr. Tucker and Mr. Schatz, respectively.

In line with its practice in recent years, the Committee determined to allocate 100% of the executive officers’ cash incentive compensation opportunity to the PCP, and approved the following performance criteria for fiscal 2022:

•	“Adjusted EPS,” weighted at 70% of the total target opportunity and consisting of earnings per share excluding certain defined non-recurring gains and charges expected to be realized or incurred in fiscal 2021; and

•	“Cash Flow,” weighted at 30% of the total target opportunity and consisting of cash generated from operating activities at the subsidiary level, plus corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and minus corporate cash activity related to acquisitions, dividends and share repurchases.

The actual cash incentive compensation payable under the PCP for fiscal 2022 will range from 0.2 to 2.0 times the target opportunity for both Adjusted EPS and Cash Flow, depending on actual 2022 performance, based on a separate matrix for each of the measures.

For the fiscal 2022 LTEI awards to the executive officers, the Committee retained the same historic percentages of LTEI value as compared to total target cash compensation. The resulting fiscal 2022 LTEI values increased by 5.5% and 6.3% for Mr. Tucker and Mr. Schatz, respectively; the fiscal 2022 LTEI value for Mr. Richey did not change. LTEI awards for fiscal 2022 will be in two forms:

•	Restricted Share Units (RSUs), which will vest 3½ years after the award date, at which time they will be converted into a like number of shares of Company common stock, and
•	Performance Share Units (PSUs), which will vest after a three-year performance period beginning with fiscal 2022, at which time they will be converted into a currently indeterminate number of shares of Company common stock, which may be less than or greater than the number of PSUs awarded depending on the degree to which the Company has achieved specified EBITDA targets determined by the Committee and relative Total Shareholder Return (TSR) targets compared to the TSRs of the companies in a specified peer group approved by the Committee.

The PSU awards for fiscal 2022 were made in November 2021, with target values as of the grant date of $1,462,905, $357,265 and $173,976 for Mr. Richey, Mr. Tucker and Mr. Schatz, respectively. The Company currently expects to grant the fiscal 2022 RSU awards in the spring of 2022.

Other Compensation Elements

Perquisites. The Company also provides limited perquisites to its executive officers, which have historically included club membership, an annual physical, financial planning and an auto allowance. The Committee annually reviews the types and value of the perquisites provided to the executive officers as part of its overall review of executive compensation. The Committee determined the perquisites paid in fiscal 2021 to be reasonable. Certain of these perquisites are treated as taxable income. Effective January 1, 2021, the Company ceased reimbursing the officers for the income taxes due on these perquisites (“tax gross-ups”).

Retirement Benefits. Like other employees of the Company, the executive officers are eligible for retirement benefits provided through a matched defined contribution (401(k)) program. In February 2020, the Company terminated its defined benefit pension plan, which had been frozen since 2003, and the executive officers received lump sum distributions in liquidation of their plan accounts. Mr. Richey is eligible for a frozen benefit under the Company’s supplemental executive retirement plan (the “SERP”); the accrual of benefits under the SERP ended in December 2003 for all Company employees, consistent with the compensation program’s change in emphasis to at-risk rather than risk-free or safety-net pay. See “Pension Benefits,” below.

Severance Plan. Severance provisions in the event of a change of control benefit a company by allowing executives who are parties to such arrangements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. Accordingly, the Committee decided that it was in the Company’s best interest to adopt a Severance Plan, effective in 1995 and last amended in November 2020, which prescribes the compensation and benefits to be provided in the event of a change of control to certain executives, including the CEO and the other executive officers.

The Company’s change of control arrangements were designed to provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change of control transaction. The Severance Plan includes a “double trigger,” which means that it provides severance benefits only if there is both (1) a change of control of the Company, and (2) the Company (or any successor) terminates the employee’s employment without cause within 36 months following a change of control, or the employee terminates his or her employment for good reason within 36 months following a change of control, or the Company terminates the employee’s employment within 90 days before a change of control at the request of a third party who, at such time, had taken steps reasonably calculated to effect the change of control.

For purposes of the Severance Plan, “change of control” means any of the following (subject to the specific definitions in the Severance Plan): (i) the acquisition by any person or group of at least 20% of the then-outstanding shares of the Company’s common stock; or (ii) a change in a majority of the members of the Board of Directors that is not approved by the incumbent Board; or (iii) the approval by the shareholders of either a reorganization, merger or consolidation after which the shareholders will not own at least a majority of the Company’s common stock and voting power, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company’s assets.

If the Severance Plan is triggered, the executive will be entitled to all accrued but unpaid compensation, a pro rata cash bonus for the year of separation and benefits through the date of separation, as well as a lump sum cash payment which is designed to replicate the cash compensation (base salary and cash incentive), plus certain benefits, that the executive would have received had he or she remained employed for two years, and in the case of Mr. Richey, the amount of his accumulated benefit under the SERP. Except for the SERP benefit, these payments and benefits would only be paid as a result of a double-trigger event. The determination of the appropriate level of payments and benefits to be provided in the event of a change of control termination involved consideration of a number of factors. The two-year multiple was determined based on a survey of the Company’s peers at the time the Severance Plan was adopted by the Company, and is deemed to be reasonable. The Committee considered that a high-level executive, who is more likely to lose his or her job in connection with a change of control than other employees, may require more time than other employees in order to secure an appropriate new position, and, unless that executive was provided with change of control benefits, he or she may be motivated to start a job search early if a change of control is anticipated, to the detriment of the Company. Thus, the existence of the Severance Plan provides an incentive for the executive to remain with the Company until a change of control actually occurs. In addition, payments are not provided under the Severance Plan unless there has been not only a change of control but also a qualifying termination of employment, thus providing an acquirer the opportunity to retain the Company’s management team during or after a transition period.

For further information about the Severance Plan, and a sample calculation of the cash compensation and benefits to be provided under the Severance Plan, based on certain stated assumptions, see “Potential Payments Upon Termination or Change in Control” beginning on page 33.

In addition, pursuant to the executive officers’ severance agreements as well as their LTEI award agreements, in the event of a change of control, all LTEI awards are to be assumed by the acquirer or successor entity and converted to an equivalent agreement. If for any reason the awards will not or cannot be assumed, they will be paid out in cash.

Employment Agreements. In 2021, the Company entered into new employment and compensation agreements with each of its executive officers. Mr. Richey’s agreement was an update to provide for treatment of the Company’s new types of equity awards and remove obsolete provisions such as those relating to the pension plan and the tax gross-up on perquisites. The initial term of Mr. Schatz’s agreement is one year and the initial term of Mr. Tucker’s agreement is 24 months. Each agreement automatically renews annually unless either party gives notice of non-renewal at least 180 days prior to expiration of the then-current term. The agreements provide for payment of an annual base salary, participation in the Company’s cash incentive plans, eligibility for participation in the Company’s LTEI plans and benefit plans and programs applicable to senior executives, and continuance of certain perquisites. For more information about the terms of these agreements, including specifics regarding the cash compensation and benefits provided in the event of a qualifying separation, and for a sample calculation based on certain stated assumptions, see “Employment Agreements” on page 32, and “Potential Payments Upon Termination or Change in Control” beginning on page 33.

The Committee periodically assesses the reasonableness of the Agreements to consider whether any changes are appropriate.

Limit on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code prohibits publicly held companies, including the Company, from deducting salaries and other compensation paid to an executive officer to the extent that the total exceeds $1 million during the tax year. Until calendar 2018, compensation based upon the attainment of performance goals set by the Committee pursuant to shareholder-approved plans could be structured to qualify for an exclusion from this limitation; however, changes in the tax laws eliminated this exclusion beginning in 2018.

Despite the change, the Committee intends to continue its practice of utilizing shareholder-approved metrics for the Company’s cash incentive plans when appropriate. However, the Committee reserves the right to use other award provisions that are tailored to achieving the Company’s financial and business objectives if it determines that the awards and performance metrics are appropriate and consistent with the Company’s business needs.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for the executive officers. The guidelines currently set the minimum level of ownership at five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers, which equate to approximately ten times base salary for the CEO, and approximately five times base salary for the other executive officers. Unvested LTEI awards are not included in determining these ownership amounts. Executive officers are expected to be in compliance with the ownership guidelines within five years of their appointments. They are required to hold 100% of all after-tax stock distributions received from compensation awards until the guideline amounts are reached and thereafter as needed to maintain ownership of at least the guideline amounts. Mr. Richey exceeded the ownership guidelines at the end of fiscal 2021, and Mr. Tucker and Mr. Schatz, who became executive officers in April 2021, are expected to meet the guidelines within the five-year period.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

In addition to the general provisions of the Company’s Insider Trading Policy, which prohibit any employee from trading in Company securities while in possession of material non-public information, a Supplement to the Insider Trading Policy strictly prohibits the Company’s directors, officers and employees from engaging in transactions in Company securities involving puts, calls or other derivative securities on an exchange or in any other organized market, selling Company securities “short”, or entering into hedging or similar arrangements (such as exchange funds) involving Company securities. The Insider Trading Policy also prohibits the Company’s directors, officers, corporate office employees, and other designated employees in management positions from pledging Company securities as collateral for a loan or holding Company Securities in a margin account. These policies are intended to ensure that the executive officers, as well as other Company personnel in positions of authority, cannot offset or hedge against declines in the price of the Company stock they own or have a personal interest in the price of their shares which may be different from the interests of other shareholders generally.

Compensation Recovery Policy

The Company’s Code of Business Conduct and Ethics reaffirms the importance of high standards of business ethics. Adherence to these standards by all employees is the best way to ensure compliance and secure public confidence and support. All employees are responsible for their actions and for conducting themselves with integrity. Any failure on the part of any employee to meet any of the standards embodied in this Code will be subject to disciplinary action, including potential dismissal.

The Company has in effect a Compensation Recovery Policy which provides that when appropriate, and in accordance with applicable law, the Company may recover any “Recoverable Compensation” received during a prescribed period of up to three years if an executive or other senior officer of the Company or any of its affiliates:

•	Engages in intentional misconduct resulting in a financial restatement or in any increase in his or her incentive or equity income, or

•	Engages in activity that competes with the Company or its affiliated companies in violation of any non-compete agreements entered into by such employee, or

•	Solicits customers or hires or assists anyone else in soliciting or hiring employees of the Company or its affiliates after termination of employment or engages in the unauthorized disclosure or use of the Company’s confidential information resulting in harm to the Company or its affiliates, in any case in violation of agreements entered into by such employee prohibiting such actions.

“Recoverable Compensation” is defined to include any equity and incentive compensation received, earned or distributed to or for the benefit of an executive or senior officer, including amounts and shares under any equity or compensation plan or employment agreement. The Compensation Recovery Policy specifies that to the extent compensation is recovered from an individual as a result of a financial restatement such amounts will be excluded from “Recoverable Compensation.”

The Company has previously included recoupment, non-compete and clawback provisions in PARS and performance compensation plan agreements for certain participants. Where not previously included, the above provisions will be added to all new non-base compensation awards. This policy does not prevent the Company from taking other actions as appropriate, if warranted, based on the misconduct outlined above.

Advisory Shareholder Say-On-Pay Vote

At each Annual Meeting of Shareholders the Company submits the executive compensation disclosed in the proxy statement for that meeting to the shareholders for their approval on an advisory basis, a so-called “Say-on-Pay” vote. The Committee and the Board of Directors review and give consideration to that vote in determining future executive compensation policies and decisions. At the Company’s last Annual Meeting held on February 5, 2021, the shareholders strongly supported the current compensation program, with over 99% of the shares represented and entitled to vote at the Meeting, or over 90% of all outstanding shares, voting to approve the executive officers’ compensation.

SUMMARY COMPENSATION TABLE

The following table contains compensation information for fiscal 2021 and the preceding two fiscal years for all services rendered in all capacities to the Company and its subsidiaries by (1) the executive officers serving at September 30, 2021, and (2) the two former executive officers, Mr. Muenster and Ms. Barclay, who would have been included but for their retirement during fiscal 2021 (collectively, the “executive officers”). Because Mr. Tucker and Mr. Schatz were not executive officers prior to 2021, under SEC regulations 2021 was the first year for which their compensation was required to be reported.

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)		Change in Pension Value & Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Victor L. Richey Chairman, Chief Executive Officer & President	2021	$898,100		$0		$2,462,845	$710,030		$6,405	$84,362	$4,161,742
	2020	824,500		0		0	686,694		74,002	83,360	1,668,556
	2019	824,500		0		1,676,941	1,346,950		136,386	87,156	4,071,933

Christopher L. Tucker Senior Vice President and Chief Financial Officer	2021	$221,154	(5)	$1,335,000	(5)	$346,493	$149,500	(5)	$0	$22,187	$2,074,334

David M. Schatz Senior Vice President, Secretary and General Counsel	2021	$296,780	(6)	$0		$168,047	$77,342	(6)	$0	$25,412	$567,581

Gary E. Muenster Former Executive Vice President & Chief Financial Officer	2021	$465,145	(7)	$211,011	(8)	$0	$262,280	(7)	$0	$57,768	$996,204
	2020	600,000		0		0	355,200		33,509	66,880	1,055,589
	2019	576,000		0		777,442	727,748		73,811	72,048	2,227,049

Alyson S. Barclay Former Senior Vice President, Secretary & General Counsel	2021	$231,997	(7)	$114,579	(8)	$0	$111,444	(7)	$0	$63,707	$521,727
	2020	350,600		0		0	178,636		11,251	76,165	616,652
	2019	350,600		0		375,072	344,124		96,347	76,404	1,242,547

(1)	Represents the aggregate grant date fair values of equity-based awards based on the fair market value of the underlying Common Stock on the respective grant dates. Such amounts do not correspond to the actual value that will be realized by the executive officers at the time of distribution. Awards shown for 2019 and 2020 are performance-accelerated restricted share (PARS) awards. Awards shown for 2021 are grants of time-vested RSUs to Mr. Richey, Mr. Tucker and Mr. Schatz, and for Mr. Richey only, a PARS award granted to him in recognition of his services in managing the Company during the COVID-19 pandemic. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(2)	Reflects the performance-based cash awards earned for the fiscal year indicated under the PCP. For more information, see “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section, and “Grants of Plan-Based Awards” below.

(3)	Amounts represent the changes in actuarial present value of the accumulated pension benefits for Mr. Richey, Mr. Muenster and Ms. Barclay under the Company’s defined benefit pension plan until its termination in 2020 and for Mr. Richey and Ms. Barclay under the Company’s supplemental executive retirement plan (SERP) for each fiscal year shown. These changes in value include the effects of changes in actuarial assumptions from year to year. For fiscal 2021, Mr. Richey’s SERP value increased and Ms. Barclay’s SERP value decreased, partly due to the effect of changes in actuarial assumptions from the preceding year. Pursuant to SEC regulations, the amount in the table does not reflect the overall decrease in Ms. Barclay’s SERP value. The fiscal 2021 changes in Mr. Richey’s and Ms. Barclay’s SERP values due to assumption changes were $0 and ($2,677), respectively. For fiscal 2020 overall pension values increased, although changes in actuarial assumptions from the preceding year added to the increase in Mr. Richey’s and Mr. Muenster’s overall pension values and reduced the increase in Ms. Barclay’s overall pension value. The fiscal 2020 changes in Mr. Richey’s, Mr. Muenster’s and Ms. Barclay’s pension values due to assumption changes were $48,761, $21,356 and ($4,837), respectively. For fiscal 2019, overall pension values increased due in part to the effect of changes in actuarial assumptions from the preceding year. The fiscal 2019 increases in Mr. Richey’s, Mr. Muenster’s and Ms. Barclay’s pension values due to assumption changes were $107,702, $60,338 and $78,456, respectively. For additional information, including the actuarial assumptions used in fiscal 2021 and information about the termination of the Company’s defined benefit pension plan, see “Pension Benefits” below. There were no non-qualified deferred compensation earnings.

(4)	Comprised of the amounts provided in the table below:

Name and Principal Position	Fiscal Year	Perquisites(a)	Tax Gross-ups(b)	Defined Contribution Savings Plan Company Contributions	Employee Stock Purchase Plan Company Contributions	Total
Victor L. Richey Chairman, Chief Executive Officer & President	2021	$52,364	$16,809	$11,600	$3,589	$84,362
	2020	55,714	12,948	11,400	3,298	83,360
	2019	50,347	17,331	11,200	8,278	87,156

Christopher L. Tucker Senior Vice President and Chief Financial Officer	2021	$13,533	$0	$6,923	$1,731	$22,187

David M. Schatz Senior Vice President, Secretary and General Counsel	2021	$12,950	$0	$8,961	$3,501	$25,412

Gary E. Muenster Former Executive Vice President & Chief Financial Officer	2021	$38,915	$14,186	$0	$4,667	$57,768
	2020	$46,286	$14,595	$0	$5,999	$66,880
	2019	45,608	20,680	0	5,760	72,048

Alyson S. Barclay Former Senior Vice President, Secretary& General Counsel	2021	$29,918	$14,292	$10,422	$9,075	$63,707
	2020	41,745	14,050	11,200	9,170	76,165
	2019	40,615	20,854	11,403	3,532	76,404

(a)	Comprised of car allowance, financial planning, Company cost related to the personal use of clubs, and premiums for group variable universal life (GVUL) insurance. The GVUL benefit is offered to a number of senior managers at ESCO and its participating subsidiaries.

(b)	Represents annual tax gross-up payment for taxable club fees and financial planning made in December. The Company has discontinued these payments for years after calendar 2020. For more information, see “Other Compensation Elements – Perquisites” in the Compensation Discussion and Analysis section.

(5)	Mr. Tucker received an initial salary at the annualized rate of $500,000 and an initial cash incentive at an annualized target of $325,000, with his 2021 cash incentive guaranteed at a multiple of at least 1.00x; his actual salary and cash incentive target were prorated based on his period of employment during 2021. At the commencement of his employment he also received a transition bonus of $835,000 plus Company common stock valued at $500,000 on the award date, to partially compensate him for equity opportunities he forfeited upon his departure from his prior employer.

(6)	Upon becoming an executive officer Mr. Schatz, who was previously a Vice President and IP Counsel of the Company, received an increase in his annualized salary from $270,700 to $335,000 annually and an increase in his 2021 cash incentive target from $75,200 to $145,000; his actual salary and cash incentive target were prorated based on his days of service in each position.

(7)	Mr. Muenster’s and Ms. Barclay’s 2021 salaries and cash incentives were prorated based on the days served prior to their respective retirement dates.

(8)	Represents compensation in lieu of the fiscal 2020 PARS awards which were not granted to the executive officers, a prorated portion of which, if granted, would have vested upon retirement. The amounts equal the number of 2020 PARS which Mr. Muenster and Ms. Barclay would otherwise have received in shares upon retirement multiplied by the value of the underlying shares on their respective retirement dates.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for fiscal 2021 for the executive officers regarding awards under the Company’s cash incentive plan (PCP) and awards of performance-accelerated restricted share units (PARS) and restricted stock units (RSUs) under its long-term equity incentive plan. See “Principal Elements of Compensation – Cash Incentive Plans” and “– Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Named Executive Officer	Grant Date(2)	Threshold		Target		Maximum		All Other Stock Awards: Number of Shares of Stock (3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
Victor L. Richey	11/18/2020	$191,900		$959,500		$1,919,000
	4/30/2021							22,262	–	–	$ 2,462,845
Christopher L. Tucker	4/19/2021	149,500	(5)	149,500	(5)	299,000	(5)
	4/30/2021							3,132	–	–	346,493
David M. Schatz	4/30/2021	20,903	(6)	104,516	(6)	209,032	(6)
	4/30/2021							1,519	–	–	168,047
Gary E. Muenster	11/18/2020	99,840	(7)	499,200	(7)	998,400	(7)
Alyson S. Barclay	11/18/2020	50,200	(8)	251,000	(8)	502,000	(8)

(1)	Represent threshold (minimum), target and maximum cash incentive opportunities for fiscal 2021 under the Company’s Performance Compensation Plan (PCP). For more information, see “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section and footnotes (2), (5) and (6) below.

(2)	Date of approval of the cash incentive opportunities for fiscal 2021; actual payouts were based on fiscal 2021 results and were not determined until after the end of fiscal 2021. See the column captioned “Non-Equity Incentive Plan Compensation” and footnote (2) in the Summary Compensation Table.

(3)	Consists of time-vested RSUs awarded to Mr. Richey, Mr. Tucker and Mr. Schatz, and for Mr. Richey only, a delayed 2020 award of 9,039 PARS units. The Company did not grant any stock based awards to Mr. Muenster and Ms. Barclay in fiscal 2021. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)	Based on the fair market value of the underlying Common Stock on the respective grant dates. Such amounts do not correspond to the actual value that will be realized by the executive officers at the time of distribution.

(5)	Mr. Tucker’s annualized target for fiscal 2021 was $325,000; however, his actual minimum, target and maximum incentive opportunities were prorated at 46% of the annualized amounts based on his actual days of service during fiscal 2021. His minimum payout for 2021 was guaranteed at a multiple of 1.0x the target amount. The prorated amounts are shown in this table; the actual amount paid to Mr. Tucker is shown in the Summary Compensation Table.

(6)	Mr. Schatz’s annualized target for fiscal 2021 increased from $75,200 to $145,000 when he became an executive officer, and his actual target incentive opportunity was prorated between the annualized amounts based on his days of service in each position during fiscal 2021. The prorated amounts are shown in this table; the actual amount paid to Mr. Schatz is shown in the Summary Compensation Table.

(7)	Amounts shown are as of the grant date; however, upon Mr. Muenster’s retirement the threshold, target and maximum opportunities were prorated at 71% of the initial amounts based on the days served prior to his retirement date. The actual amount paid to Mr. Muenster is shown in the Summary Compensation Table.

(8)	Amounts shown are as of the grant date; however, upon Ms. Barclay’s retirement the threshold, target and maximum opportunities were prorated at 60% of the initial amounts based on the days served prior to her retirement date. The actual amount paid to Ms. Barclay is shown in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information as of the end of fiscal 2021 for the executive officers regarding outstanding equity awards, consisting of unvested performance-accelerated restricted share units (PARS) and/or unvested restricted stock units (RSUs). As of the end of fiscal 2021, no executive officer had any outstanding stock option awards, either exercisable or unexercisable, and neither Mr. Muenster nor Ms. Barclay had any outstanding equity awards of any kind.

			Stock Awards
Executive Officer	Type of Award	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Victor L. Richey	PARS	4/30/2018	28,872	(2)	$2,223,144
	PARS	5/1/2019	22,422	(3)	1,726,494
	PARS	4/30/2021	9,039	(4)	696,003
	RSU	4/30/2021	13,223	(5)	1,018,171

Christopher L. Tucker	RSU	4/30/2021	3,132	(5)	241,164

David M. Schatz	PARS	4/30/2018	2,500	(2)	192,500
	PARS	5/1/2019	2,000	(3)	154,000
	PARS	5/1/2020	2,008	(4)	154,616
	RSU	4/30/2021	1,519	(5)	116,963

(1)	Based on the NYSE closing price of the Company’s common stock of $77.00 on September 30, 2021, the last day of the Company’s 2021 fiscal year.

(2)	With respect to the PARS awards granted April 30, 2018, the specified stock price targets of $60.05 and $64.25 were achieved on April 30, 2020, based on the average stock price over the preceding thirty consecutive trading days; accordingly, these awards were accelerated and vested on October 30, 2021, and were distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Dividends are not accrued or paid on PARS units until the underlying shares are distributed to the recipient. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(3)	With respect to the PARS awards granted May 1, 2019, the specified stock price targets of $80.40 and $86.00 were achieved on May 3, 2021, based on the average stock price over the preceding thirty consecutive trading days; accordingly, these awards have accelerated and will vest on November 1, 2022 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Dividends are not accrued or paid on PARS units until the underlying shares are distributed to the recipient. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)	The PARS awards granted to Mr. Schatz on May 1, 2020 and to Mr. Richey on April 30, 2021 will vest on May 1, 2025 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Alternatively, acceleration of 50% and 100% of these awards will occur if the specified stock price targets of $80.31 and $85.91, respectively, are achieved between May 1, 2022 and April 30, 2024, based on the average stock price over a period of thirty consecutive days; in that event the accelerated percentage of the awards will vest on November 1 following the end of the twelve-month performance period in which the target is achieved if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Dividends are not accrued on PARS units. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(5)	Each RSU represents the right to receive one share of Company common stock if the recipient remains continuously employed by the Company until the award vests, in this case 3½ years after the effective award date, and such shares will be paid out to the participant (less a number of shares having a value equal to the amount of required tax withholdings) on the following business day. Dividends are not accrued on RSUs.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for the executive officers regarding the stock-based awards which vested during 2021. The Company has not awarded stock options to its executive officers since 2006, and no stock options were outstanding or were exercised during 2021.

	Stock Awards
Executive Officer	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Gary E. Muenster	23,780	2,136,157
Alyson S. Barclay	11,473	1,256,752

(1)	Shares of Common Stock underlying the PARS awards granted April 30, 2018 and May 1, 2019, which vested for Ms. Barclay on May 7, 2021 and for Mr. Muenster on June 18, 2021 by reason of their retirement. A number of these shares were withheld in lieu of cash payment of applicable withholding taxes, and the remaining shares were distributed to Ms. Barclay on May 10, 2021 and to Mr. Muenster on June 21, 2021.

(2)	Fair market value of the shares of Common Stock underlying the vested awards, based on the NYSE closing prices of $109.54 on May 7, 2021 and $89.83 on June 18, 2021, the values used by the Company for tax and accounting purposes.

PENSION BENEFITS

Pension Plan and SERP. Beginning in 1990, the Company had sponsored a defined benefit pension plan (the “Pension Plan”) in which the Company’s executive officers as well as other covered employees participated. Because benefits under the Pension Plan were subject to reduction under certain provisions of the Internal Revenue Code, in 1993 the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides that where such reductions occurred, the Company would make supplemental post-retirement payments to certain executives, including Mr. Richey and Ms. Barclay. The SERP was designed to maintain total pension benefits at the formula level of the Pension Plan.

Both the Pension Plan and the SERP were frozen at the end of 2003, with no increase in benefits accruing to participants after that date.

Effective February 29, 2020, the Company terminated the Pension Plan, with no impact on the participants’ accrued benefits because it had already been frozen. As part of the termination process, the Pension Plan liquidated its plan assets, and participants were offered either a lump sum payment of their Pension Plan benefits or an annuity issued by a qualified insurance company. All of the executive officers elected a lump sum payment, which was paid to them during 2020, and therefore no benefits were due to them in 2021 under the Pension Plan. Mr. Richey remains eligible to receive benefits under the SERP beginning at the later of his reaching age 65 or the termination of his employment; Ms. Barclay received a lump-sum distribution from the SERP upon her retirement in 2021.

The following table sets forth the present value of the accumulated benefits for Mr. Richey under the SERP as of September 30, 2021, and the payments to Mr. Richey and Ms. Barclay under the SERP during 2021, based upon the assumptions described in footnote (1).

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (1)		Payments During Last Fiscal Year
Victor L. Richey	SERP	18	$288,336	(2)	$0
Alyson S. Barclay	SERP	16	0	(3)	31,240	(3)

(1)	The number of years of credited service and the accumulated benefit were frozen as of December 31, 2003. The present value has been calculated assuming that Mr. Richey will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable on the basis of a single life annuity with a 60 month certain payment period. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions described in Note 12 to the Company’s Consolidated Financial Statements included in the 2021 Annual Report to Shareholders. The discount rate assumption is 2.05% and the post-retirement mortality assumption is based on the RP-2014 mortality table projected back to 2007 with Scale MP-2014, and generational improvements based on Scale BB-2D grading down to 0.75% in 2024.

(2)	Mr. Richey has elected to receive his accumulated benefits in the form of a lump sum cash payment in the event of a change of control.

(3)	Ms. Barclay received the present value of her account in a lump-sum payment upon her retirement.

Defined Contribution Plan. The Company’s Employee Savings Investment Plan (the “Defined Contribution Plan”) is an employee benefit plan under section 401(k) of the Internal Revenue Code, which is offered to substantially all United States employees including the executive officers. The Defined Contribution Plan provides for a Company cash match at a rate of 100% of the contributions by each employee up to 3% of the employee’s eligible compensation, and 50% of any additional contributions by the employee up to 5% of the employee’s eligible compensation, subject to Internal Revenue Code contribution limits. The amounts of the Company’s cash match for the accounts of the executive officers in fiscal years 2019, 2020 and 2021 are listed on page 28 in footnote (4) to the Summary Compensation Table, under the heading “Defined Contribution Savings Plan Company Contributions.”

EMPLOYMENT AGREEMENTS

The Company entered into employment and compensation agreements with Mr. Richey, Mr. Tucker and Mr. Schatz effective in April, 2021. Mr. Richey’s agreement updated his previous agreement to provide for treatment of the Company’s new types of equity awards and remove obsolete provisions such as those relating to the pension plan and the tax gross-up on perquisites.

The agreements provide for a base salary, which is subject to annual review by the Human Resources and Compensation Committee of the Board of Directors but may not be decreased, and an annual cash incentive opportunity in accordance with the Company’s cash incentive program. These executives are entitled to participate in LTEI awards and other compensation programs as determined by the Human Resources and Compensation Committee, as well as in all Company employee benefit programs applicable to senior executives, and the Company agrees to provide certain perquisites, including financial planning, an automobile allowance and club membership.

Mr. Schatz’s agreement provides for an initial term of one year; Mr. Tucker’s agreement provides for an initial term of 24 months. The agreements provide that they will be automatically renewed for successive one year periods unless a six month notice of non-renewal is given by the Company or the executive. However, the Company has the right to terminate the executive’s employment at any time upon thirty days’ notice either with or without Cause, and the executive has the right to resign at any time upon thirty days’ notice. “Cause” is defined in the agreements as the executive’s willful failure to perform his or her duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive has committed fraud, embezzlement, theft or misappropriation against the Company.

The following section, “Potential Payments Upon Termination or Change in Control,” describes the compensation and benefits payable to the executive upon termination of the executive’s employment for various reasons.

The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a period of two years from soliciting employees of the Company and from soliciting customers or distributors of the Company. The agreements also require the executive officers to provide limited consulting services on an as-requested basis following termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments/Benefits Upon Change in Control

Severance Plan. The Company has established a Severance Plan (the “Plan”) covering the executive officers. Under the Plan, following an occurrence of a “Change of Control,” as defined in the Plan (see “Other Compensation Elements – Severance Plan” in the Compensation Discussion And Analysis section), each of the executive officers will be entitled to be employed by the Company for a period of three years following the Change of Control, unless terminated earlier in accordance with the Plan. During this employment period the executive officer will: (i) be paid a minimum base salary equal to his or her base salary prior to the Change of Control, (ii) be paid a minimum annual bonus equal to the latest target cash incentive opportunity approved by the Human Resources and Compensation Committee prior to the effective date of the Change of Control (the “Current Cash Incentive Target”), (iii) continue to receive the employee benefits to which he or she was entitled prior to the Change of Control, and (iv) receive annually the value (determined as described under “Incentive Plan Awards” below) of the last LTEI awards issued to him or her prior to the Change of Control, which value may be paid either in cash or in publicly traded stock of the entity which acquired the Company in the Change of Control.

If the executive officer’s employment is terminated by the Company during this three-year employment period other than for death, disability or “Cause” as defined in the Plan, or if the executive officer terminates his or her employment during the employment period following certain specified actions by the Company (“Good Reason”), such as materially failing to comply with the provisions of the Plan, a material diminution in his or her authority, duties or responsibilities or base salary, or requiring him or her to relocate, he or she will be entitled to receive, among other things, a cash lump sum equal to the aggregate of (i) any unpaid current base salary, (ii) a bonus equal to the Current Cash Incentive Target, prorated for a partial year, and (iii) an amount calculated by multiplying two times the sum of the current annual base salary and the Current Cash Incentive Target. In addition, he or she will receive the continuation of his or her employee benefits for two years.

The Company may amend the Plan, but no amendment adverse to the rights of an executive officer under the Plan will be effective unless notice of the amendment has been given by the Company to the executive officer at least one year before a Change of Control occurs.

Long-Term Incentive Plan Awards. The terms of the Company’s PARS and RSU awards in effect at September 30, 2021 provide that upon a change of control (defined in the awards substantially the same as in the Severance Plan) the awards will be assumed by the acquirer or successor entity and converted to an equivalent agreement. If for any reason the awards will not or cannot be assumed, they will be paid out in cash.

Payments/Benefits Upon Death or Disability

If the executive officer’s employment were to be terminated because of death or disability, under the executive officer’s employment agreement with the Company the executive officer (or his or her beneficiaries) would receive benefits under the Company’s disability plan or the Company’s life insurance plans, as applicable.

With respect to PARS and RSU awards in effect at September 30, 2021, the Committee may, in its sole discretion, make full, pro-rata, or no share distributions, as it may determine, to an executive officer in the event of disability, or to the executive officer’s surviving spouse or beneficiary in the event of death.

Payments/Benefits Upon Termination by the Employee With Good Reason or by the Company Without Cause

The executive officers’ employment agreements provide that if the executive officer’s employment were to be terminated by the Company prior to a Change of Control other than for cause, death or disability or by the executive officer following certain actions by the Company defined in the agreements as “Good Reason,” including the Company’s materially failing to comply with the agreement, materially reducing the executive’s responsibilities or requiring the executive to relocate, the Company would be required to continue to pay the executive officer’s base salary and cash incentive for two years following termination; however, the executive officer could elect to receive each of these payments in a lump sum on or about March 15 of the calendar year following the calendar year in which the termination occurs. In addition, certain employee benefits would continue after the termination, the executive officer’s outstanding stock options (if any; no stock options are currently outstanding) would vest and become exercisable, and his or her accelerated but unvested PARS and RSU awards would become fully vested and the underlying shares would be distributed, subject to and in accordance with the terms of the applicable Incentive Compensation Plan. These payments and benefits would be conditioned upon the executive officer not soliciting employees, customers or distributors of the Company for a period of two years after termination. In addition, the executive officer would be required to execute the Company’s standard severance agreement and release.

Payments Upon Termination by the Employee Without Good Reason

If the executive officer were to terminate his or her employment without Good Reason, the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS and RSU awards would be forfeited.

Payments Upon Termination by the Company for Cause

If the executive officer’s employment were to be terminated by the Company for Cause, under the employment agreement the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS and RSU awards would be forfeited.

Incremental Compensation in the Event of Termination As A Result of Certain Events

The following tables reflect the additional compensation and benefits to be provided to the executive officers of the Company in the event of a termination of employment at, following, or in connection with a Change of Control or for the other listed reasons. The amounts shown assume that the termination was effective as of the close of business on September 30, 2021, the end of the Company’s last fiscal year. No PSU awards were in effect as of September 30, 2021. The actual amounts to be paid would be determinable only at the time of the actual termination of employment.

Victor L. Richey:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$224,525	(1)	$1,796,200	(2)	$0	$0
Cash incentive	959,500	(3)	0	0		2,878,500	(4)	0	0
Severance payment	3,715,200	(5)	0	0		0		0	0
Total Cash Compensation	$4,674,700		$0	$224,525		$4,674,700		$0	$0

Long-Term Equity Incentive Awards:
PARS & RSUs	5,663,812	(6)	0	0		3,949,638	(7)	0	0
Total Awards	$5,663,812		$0	$0		$3,949,638		$0	$0

Total Direct Compensation	$10,338,512		$0	$224,525		$8,624,338		$0	$0

Benefits: (8)
Broad-based benefits	$83,996		$0	$0		$5,556		$0	$0
Pension benefits	0	(9)	0	0		0		0	0
Other executive benefits/perquisites	81,060		0	0		27,237		0	0
Total Benefits	$165,056		$0	$0		$32,793		$0	$0

Total Incremental Compensation	$10,503,568		$0	$224,525		$8,657,131		$0	$0

Christopher L. Tucker:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$125,000	(1)	$1,000,000	(2)	$0	$0
Cash incentive	149,500	(3)	0	0		799.500	(4)	0	0
Severance payment	1,299,000	(5)	0	0		0		0	0
Total Cash Compensation	$1,448,500		$0	$125,000		$1,799,500		$0	$0

Long-Term Equity Incentive Awards:
RSUs	241,164	(6)	0	0		0		0	0
Total Awards	$241,164		$0	$0		$0		$0	$0

Total Direct Compensation	$1,689,664		$0	$125,000		$1,799,500		$0	$0

Benefits: (8)
Broad-based benefits	$60,502		$0	$0		$8,752		$0	$0
Pension benefits	0		0	0		0		0	0
Other executive benefits/perquisites	65,556		0	0		27,505		0	0
Total Benefits	$126,058		$0	$0		$35,257		$0	$0

Total Incremental Compensation	$1,815,722		$0	$125,000		$1,834,757		$0	$0

David M. Schatz:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$83,750	(1)	$670,000	(2)	$0	$0
Cash incentive	145,000	(3)	0	0		435,000	(4)	0	0
Severance payment	960,000	(5)	0	0		0		0	0
Total Cash Compensation	$1,105,000		$0	$83,750		$1,105,000		$0	$0

Long-Term Equity Incentive Awards:
PARS & RSUs	618,079	(6)	0	0		346,500	(7)	0	0
Total Awards	$618,079		$0	$0		$346,500		$0	$0

Total Direct Compensation	$1,723,079		$0	$83,750		$1,451,500		$0	$0

Benefits: (8)
Broad-based benefits	$65,473		$0	$0		$8,752		$0	$0
Pension benefits	0		0	0		0		0	0
Other executive benefits/perquisites	60,686		0	0		27,000		0	0
Total Benefits	$126,159		$0	$0		$35,752		$0	$0

Section 280G Reduction (10)	$(45,015)		$0	$0		$0		$0	$0

Total Incremental Compensation After Reduction	$1,804,223		$0	$83,750		$1,487,252		$0	$0

(Footnotes begin on the following page)

Footnotes to the Above Three Tables:

(1)	Represents three months’ base salary, which the Company has the discretion to provide to its executive officers in order to cover the waiting period under the Company’s group long-term disability insurance policy.

(2)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the annual base salary in effect at September 30, 2021 multiplied by two.

(3)	As calculated under the terms of the Severance Plan. The amount shown is in lieu of any annual cash incentive for fiscal 2021 which would have otherwise been paid except for the termination.

(4)	As calculated under the terms of the executive officer’s employment agreement.

(5)	As calculated under the terms of the Severance Plan.

(6)	Represents the value of shares that would be distributed upon the occurrence of a change in control, based on the NYSE closing price of the Company’s common stock of $77.00 on September 30, 2021, the last day of the Company’s 2021 fiscal year. These amounts would become payable to the executive officer even if the officer’s employment were not terminated in connection with the change in control. See “Payments/Benefits Upon Change in Control – Long-Term Incentive Plan Awards” on page 33.

(7)	The amounts shown represent the value of share awards whose payment has been accelerated and which would vest upon termination in this situation pursuant to the named officer’s employment agreement.

(8)	The amounts shown represent the projected cost to continue benefits in accordance with the executive officer’s employment agreement and the provisions of the Severance Plan. Included in Total Benefits are broad-based benefits (health insurance, life and disability premiums), financial planning, automobile, and club dues. In the case of “Termination by Employee for Good Reason or by Employer Without Cause,” Total Benefits also include an estimated outplacement fee of $15,000.

(9)	As permitted under the SERP, Mr. Richey has elected to receive his accumulated benefits in the form of a lump sum cash payment in the event of a change of control. The amount shown represents the actuarially determined excess of the value of this lump-sum payment over the discounted present value of the payments Mr. Richey would be entitled to receive under a normal retirement at age 65.

(10)	Under Internal Revenue Code Section 280G, certain payments made to an executive officer in the event of a Change in Control are subject to a “golden parachute” excise tax under Code section 4999. The Severance Plan provides that if any compensation paid to the executive officer upon a Change in Control causes this excise tax to be imposed, the compensation would be reduced if and to the extent that the reduction would create a more favorable net-after-tax benefit to the executive officer. Based on the calculations prescribed under section 280G as applied to the amounts shown in the table, Mr. Schatz would be subject to this excise tax in the event of a Change in Control, and therefore his compensation would be reduced by the amount shown.

PAY RATIO DISCLOSURE

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations of the Securities and Exchange Commission, the Company is providing the following information about the relationship between the total annual compensation of its CEO, Mr. Richey, and the median total annual compensation of its employees.

As reported in the Summary Compensation Table on page 27, Mr. Richey’s 2021 total annual compensation was $4,161,742. The 2021 median total annual compensation of all of the Company’s employees who were employed as of August 1, 2021 (the “Determination Date”), other than Mr. Richey, was $67,567, resulting in a pay ratio of 62:1. The Company believes that the change in the pay ratio from 2020’s pay ratio of 25:1 is primarily due to Mr. Richey not receiving any long term equity incentive award in 2020, as discussed in the “Compensation Discussion and Analysis” section beginning on page 16. The pay ratio reported for 2019 was similar to that for 2021, at 66:1.

Calculation Methodology

As of the Determination Date, the Company’s total worldwide employee population consisted of 2,691 employees, excluding the CEO and excluding 140 employees of I.S.A. – Altanova Group S.r.l. and its affiliates (Altanova), which the Company acquired during fiscal 2021, and 108 employees of the former Phenix Technologies Inc. (Phenix), the assets of which the Company acquired during fiscal 2021. This included all full-time, part-time and temporary employees as well as employees on leaves of absence. Although the SEC regulations permit companies to exclude a limited number of non-U.S. employees, the Company did not use this exclusion except with respect to Altanova and Phenix.

The SEC regulations require the identification of the median compensated employee using a “Consistently Applied Compensation Measure” (“CACM”). The CACM used by the Company consisted of base salary or wages, overtime, target bonus and commissions as of the Determination Date. This compensation was annualized to cover the full 2021 fiscal year, as was the compensation of new hires. For international employees, their compensation was converted to U.S. dollars using the applicable foreign exchange rate as of the Determination Date.

After identifying the median compensated employee, that employee’s total annual compensation was calculated consistent with the methodology used for determining Mr. Richey’s total annual compensation for the Summary Compensation Table.

The pay ratio reported above is the Company’s reasonable estimate calculated in a manner consistent with SEC regulations and the methodology described above. However, the SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices and employee populations. Other companies may calculate their pay ratio using a methodology or estimates and assumptions which differ from those used by the Company. Therefore, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, including those in the Company’s peer group.

OTHER INFORMATION

AUDIT-RELATED MATTERS

Approval of Audit and Permitted Non-Audit Services

The Audit and Finance Committee has adopted pre-approval policies and procedures requiring that the Committee pre-approve all audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

Auditor Fees and Services

The Company has incurred the following fees to KPMG LLP (“KPMG”), its independent registered public accounting firm for fiscal years 2020 and 2021, for services rendered for each of the last two fiscal years. All of these fees were pre-approved by the Committee.

	2021	2020
Audit Fees (1)	$1,680,000	$1,570,000(2)
Audit-Related Fees (3)	0	0
Tax Fees (4)	0	0
All Other Fees	0	0
Total	$1,680,000	$1,570,000

(1)	Audit Fees primarily represent amounts paid for the audit of the Company’s Consolidated Financial Statements included in its Annual Report to Shareholders, reviews of the quarterly financial statements included in the Company’s SEC Forms 10-Q, the performance of statutory audits for certain of the Company’s foreign subsidiaries, and services that are normally provided in connection with statutory and regulatory filings for those fiscal years, including expressing an opinion on the Company’s internal control over financial reporting.

(2)	Subsequent to the filing of the December 2020 Proxy Statement, the Company approved an additional $260,000 related to the 2020 audit, and therefore, the 2020 amount has been updated.

(3)	Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which are not included in Audit Fees above.

(4)	Tax Fees represent amounts paid for tax compliance, tax advice and tax planning services.

Change in Independent Registered Public Accounting Firm

The Audit and Finance Committee has appointed Grant Thornton LLP as the independent public accounting firm of the Company for the fiscal year ending September 30, 2022, replacing KPMG. More information concerning the Company’s change in accounting firms is provided under “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm” on page 6.

Report of the Audit and Finance Committee

The Audit and Finance Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021, including a discussion of the quality and the acceptability of the Company’s financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with KPMG LLP, the independent registered public accounting firm which is responsible for expressing opinions on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with KPMG its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in that firm’s written disclosures and the letter from KPMG to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission regarding the independent accountants’ communications with the Audit Committee concerning independence, and the other matters required by the PCAOB’s Auditing Standards.

Further, the Committee discussed with the Company’s internal audit executive and KPMG the overall scope and plans for their respective fiscal 2021 audits. The Committee meets periodically with the internal audit executive and representatives of the independent accountants, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls (including internal controls over financial reporting), and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the Securities and Exchange Commission.

The Committee also appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2022.

The Audit and Finance Committee

James M. Stolze, Chair
Patrick M. Dewar
Vinod M. Khilnani
Robert J. Phillippy

SECURITIES OWNERSHIP

Securities Ownership Of Directors and Executive Officers

The following table sets forth certain information with respect to the number of shares beneficially owned by the directors and executive officers of the Company as of December 1, 2021, the record date for the Meeting. For purposes of this table and the following table, the “beneficial ownership” of shares means the power, either alone or shared with one or more other persons, to vote or direct the voting of the shares, and/or to dispose of or direct the disposition of the shares, and includes any shares with respect to which the named person had the right to acquire beneficial ownership within the next 60 days. Unless otherwise noted, each person had the sole voting and dispositive power over the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)
Patrick M. Dewar	13,276(2)	(3)
Vinod M. Khilnani	22,100(2)	(3)
Leon J. Olivier	30,227(2)	(3)
Robert J. Phillippy	23,456(2)	(3)
Victor L. Richey	277,222(4)	1.1%
David M. Schatz	15,234(4)	(3)
Larry W. Solley	25,085(2)	(3)
James M. Stolze	42,830(2)	(3)
Christopher L. Tucker	3,313(4)	(3)
Gloria L. Valdez	5,263(2)	(3)
All directors and executive officers as a group (10 persons)	458,006	1.8%

(1)	Based on 26,101,172 shares outstanding as of December 1, 2021, the record date for the Meeting.

(Footnotes continue on the following page)

(2)	Includes approximately 13,276, 1,806, 29,327, 20,627, 1,806, 20,761 and 5,263 common stock equivalents credited to the deferred compensation accounts of Mr. Dewar, Mr. Khilnani, Mr. Olivier, Mr. Phillippy, Mr. Solley, Mr. Stolze and Ms. Valdez, respectively, under the Compensation Plan for Non-Employee Directors. See “Director Compensation” beginning on page 14. Stock equivalents have been rounded to the nearest whole share.

(3)	Less than 0.5%.

(4)	Includes shares held in the Company’s Employee Stock Purchase Plan. Does not include 44,684, 3,132 and 5,527 unvested PARS and RSU award units held by Mr. Richey, Mr. Tucker and Mr. Schatz, respectively, and a currently indeterminate number of shares issuable upon vesting of PSUs held by the executive officers as described under “Compensation Changes for 2022” on page 23.

Securities Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person known by the Company as of the dates set forth in the footnotes below to be deemed, pursuant to applicable SEC regulations, to beneficially own more than five percent of the Company’s outstanding shares. For this purpose, beneficial ownership of shares is determined in accordance with SEC Rule 13d-3 and includes sole or shared voting and/or dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)
BlackRock Institutional Trust Company, N.A. 55 East 52nd Street, New York, NY 10055	3,933,418(2)	15.1%
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	2,696,583(3)	10.3%
Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	2,644,822(4)	10.1%
Dimensional Fund Advisors, LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,314,076(5)	5.0%

(1)	Based on 26,101,172 shares outstanding as of December 1, 2021, the record date for the Meeting.

(2)	Based on information contained in a Form 13F filed with the SEC on November 9, 2021 by BlackRock Inc., which reported that as of September 30, 2021 it had sole dispositive power over these shares and sole voting power over 3,867,348 of these shares. BlackRock Inc. has also stated that it is the parent holding company of certain institutional investment managers and that it does not itself exercise and therefore disclaims investment discretion over any securities positions over which its investment operating subsidiaries exercise such discretion; however, for purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.

(3)	Based on information provided to the Company on November 17, 2021 by T. Rowe Price Associates, Inc. (“TRP”), which reported that as of September 30, 2021 it had sole dispositive power over these shares and sole voting power over 754,726 of these shares. TRP has also stated that these shares are owned by various individual and institutional investors for which TRP serves as investment adviser with power to direct investments and/or power to vote the shares. TRP has acknowledged that for the purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares; however, it has expressly disclaimed that it is in fact the beneficial owner of any of these shares.

(4)	Based on information contained in a Form 13F filed with the SEC on November 12, 2021 by Vanguard Group, Inc., which reported that as of September 30, 2021 it had sole dispositive power over 2,595,802 of these shares, shared dispositive power over 49,020 of these shares, and shared voting power over 26,836 of these shares.

(5)	Based on information contained in a Form 13F filed with the SEC on November 12, 2021 by Dimensional Fund Advisors, LP, which reported that as of September 30, 2021 it had shared dispositive power over these shares and sole voting power over 1,288,341 of these shares; however, it has notified the Company that it expressly disclaims beneficial ownership of any of these shares.

SHAREHOLDER PROPOSALS

In order for a shareholder of the Company to formally nominate an individual for election as a director or propose other business at a meeting of shareholders, the Company’s Articles of Incorporation require that notice of the nomination or proposal must be given to the Company in advance of the meeting at which the election is to be held. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting; but if the Company gives less than 50 days’ notice or prior public disclosure of the date of the meeting, then the shareholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first.

The required advance notice must include certain additional information regarding both the proponent and any prospective nominee useful to the Company in evaluating and responding to the nomination or proposal, and as to proposals other than nominations, a full description of the proposal, including its text, and a description of any agreements or arrangements between the proponent and any other person in connection with the proposal; all as specified in detail in the Company’s Articles of Incorporation and Bylaws. Any prospective director nominees must also complete a questionnaire regarding the background and qualifications of the proposed nominee and any person or entity on whose behalf the nomination is being made, and must represent in writing that the proposed nominee is not, and will not become, a party to any undisclosed voting commitments or compensation arrangements with respect to service as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.

The Board may reject any nominations or proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholders may also recommend director candidates to the Nominating and Corporate Governance Committee for consideration as described under “Nominating and Corporate Governance Committee” on page 12.

The above requirements are in addition to, and are separate from, the requirements of SEC Rule 14a-8 relating to the rights of shareholders to request inclusion of proposals in, or of the Company to omit proposals from, the Company’s proxy statement. However, solely with respect to a proposal, other than the nomination of directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in the Company’s Articles of Incorporation and Bylaws will be deemed satisfied by the shareholder if the shareholder has submitted the proposal to the Company in compliance with Rule 14a-8 and the proposal has been included in the Company’s proxy statement for the meeting.

Proposals of shareholders intended to be presented at the 2023 Annual Meeting must be received by the Company by August 17, 2022 if the proponent wishes to have them included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to SEC Rule 14a-8. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with SEC regulations governing the solicitation of proxies.

In each case, the notice required to be given to the Company must be directed to the Secretary of the Company, whose address is 9900A Clayton Road, St. Louis, MO 63124-1186. Any shareholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

* * * * *

APPENDIX A

Participants in the 2020 Mercer Benchmark Database/Total Remuneration Survey
(see “Compensation Consultant and Benchmarking” on page 17)

2nd.MD

2U, INC.

3M Company

A. O. Smith Corporation

AAA Auto Club Group

AAA National

AAA Northern California, Nevada and Utah

Aaron's Inc.

AB Agri Ltd

Abacus

Abbott Laboratories - Nutrition

Abt Associates

Accenture, Inc.

Ace DownHole

ACH Food Companies, Inc.

Acushnet Holdings Corporation

ADS, Inc.

ADT, LLC

Adtalem Global Education, Inc.

Advance Auto Parts, Inc.

Advanced Clinical

Advanced Group

Advanced Resources

Advanced RPO

Adventist Health

Advisor Group, Inc.

Advocate Aurora Health Care

Advocate Aurora Health Care - Aurora Medical Center - Kenosha

AECOM

Aerofil Technology, Inc.

AET Inc., Ltd.

Aetna, Inc.

AGC Flat Glass North America, Inc.

Agero, Inc.

AgFirst Farm Credit Bank

Aggreko, LLC

AgileThought

Agiliti Health, Inc.

Agility Fuel Solutions LLC

AgReserves, Inc.

Agrex Inc.

Agropur Inc.

AgustaWestland Philadelphia Corporation

AHEAD, LLC

Ahlstrom-Munksjö Oyj

Ahold Delhaize - Ahold Delhaize USA, LLC

Ahold Delhaize - Food Lion, LLC

Ahold Delhaize - Giant Food Stores, LLC

Ahold Delhaize - Giant of Maryland, LLC

Ahold Delhaize - Hannaford Bros. Co., LLC

Ahold Delhaize - Peapod

Ahold Delhaize - Peapod Digital Labs, LLC

Ahold Delhaize - Retail Business Services, LLC

Ahold Delhaize - Stop & Shop Supermarket Company LLC

Aimco

Aimia Proprietary Loyalty US, Inc.

Aimia US, Inc.

AIPSO

Air Methods Corporation

Aitken Manufacturing

Ajinomoto Animal Nutrition North America Inc.

Ajinomoto Bio Pharma Services

Ajinomoto Foods North America, Inc.

Akzo Nobel Coatings Inc.

Al Fakher Distribution USA, Inc.

Albemarle Corporation

Albemarle Corporation - Bromine

Albemarle Corporation - Fine Chemistry Services

Albemarle Corporation - Lithium & Advanced Materials

Albert A. Webb Associates

ALDI US

AlEn USA, LLC

Alexian Brothers Health System

Alfa Laval, Inc.

Alfa Mutual Insurance Company

All Native Group

Alliance Defending Freedom

AllianceRx Walgreens Prime

Alliant Energy Corporation

Allied Beverage Group, L.L.C.

Allied Motion Technologies, Inc.

Allina Health System

Allison Transmission Holdings, Inc.

Ally Financial, Inc.

Alstom Signaling Inc.

Alstom Transportation Inc.

Alterra Mountain Company

Alticor, Inc. - Amway

Altra Industrial Motion Corp.

Alyeska Pipeline Service Company

Amazon.com, Inc.

Amcor Rigid Plastics

Amedisys, Inc.

American Airlines Group, Inc.

American Axle & Manufacturing

American Century Investments

American Dental Association - California Dental Association

American Enterprise Group, Inc.

American Family Insurance

American Financial Group, Inc.

American Financial Group, Inc. - ABA Insurance Services

American Financial Group, Inc. - Great American Financial Resources, Inc.

American Financial Group, Inc. - Great American Insurance Group

American Financial Group, Inc. - Mid-Continent Casualty Company

American Financial Group, Inc. - National Interstate

American Financial Group, Inc. - Republic Indemnity

American Financial Group, Inc. - Summit Holdings Southeast, Inc.

American Financial Group, Inc. - Vanliner

American Heart Association

American Homes 4 Rent, L.P.

American Institute of CPAs

American International Group, Inc.

American Medical Association

American Transmission Company

American University

Americas Building Products

Americas Materials (AMAT)

Americas Simple Meals and Beverages

AmeriCold Realty Trust

Ameridrives

Ameriprise Financial, Inc.

AmerisourceBergen Corporation

Amerisure Mutual Insurance Company

Ameritas Life Insurance Corp.

Amica Mutual Insurance Company

Anchor Glass Container Corporation

Andersen Corporation

Andersen Corporation - Andersen Windows, Inc.

Andersen Corporation - Renewal by Andersen Corp.

Ansell Healthcare Products LLC

Anthem, Inc.

Apergy Artificial Lift

Apergy Corporation

Apex Tool Group

ARAMARK Corporation

ARAMARK Corporation - Business Services

ARAMARK Corporation - Correctional Services

ARAMARK Corporation - Education Group

ARAMARK Corporation - Facility Services

ARAMARK Corporation - Healthcare

ARAMARK Corporation - Higher Education

Aramark Corporation - Parks and Destinations

ARAMARK Corporation - Refreshment Services

ARAMARK Corporation - Sports and Entertainment

Arch Capital Services, Inc.

Arch Insurance Group, Inc.

Arch Reinsurance Company

Arch US Mortgage Services, Inc.

Arete Associates

Arizona State University

Arkansas Children's

Arkansas Children's Hospital

Arlington County Government

Arrow Electronics, Inc.

Arthrex, Inc.

Arthur J. Gallagher & Co.

Asahi Kasei Bioprocess America, Inc.

Asahi Kasei Pharma America Corp.

Asahi Kasei Plastics North America, Inc.

Ascension Health

Ascension Providence

Ascension St John Hospital

Ascension St. Vincent Evansville

Ascension Technologies

ASICS America Corporation

ASSA ABLOY, Inc.

Association of American Medical Colleges

Assurant, Inc.

Asure Software Inc.

Asurion

AT&T

Atlantic Precision, Inc.

Atmos Energy Corporation

Atrium Health

Atrius Health, Inc.

Auburn University

Audiology Distribution LLC

Audubon Metals, LLC

Augusta University

Austin Community College

Autoliv - Autoliv North America, Inc.

Automatic Data Processing, Inc.

Automobile Club of Southern California

AutoZone, Inc.

AvalonBay Communities, Inc.

Avantax Wealth Management, Inc.

Avantor, Inc.

AVID

AvidXchange Inc.

Avista Corporation

Avon Research & Development

AZZ Inc.

AZZ, Inc. - Galvanizing

AZZ, Inc. - Surface Technologies

Backcountry.com LLC

Badger Meter, Inc.

Baker Industries

Ball Corporation

Ball Corporation - Beverage Packaging North and Central America Segment

Ball Corporation - Food & Aerosol Packaging

Bang & Olufsen USA

Banner Health

Barrett Industries Corp.

Bar-S Foods

Bart & Associates, Inc.

BASF Corporation

Batavia Division

Baxter International, Inc.

BAYADA Home Health Care, Inc.

Baylor College of Medicine

Baylor Scott & White Health

Baylor Scott & White Health - Baylor All Saints Medical Center Fort Worth

Baylor Scott & White Health - Baylor Medical Center at Irving

Baylor Scott & White Health - Baylor Medical Center at McKinney

Baylor Scott & White Health - Baylor Medical Center at Plano

Baylor Scott & White Health - Baylor Medical Center at Waxahachie

Baylor Scott & White Health - Baylor Medical Center Lake Pointe

Baylor Scott & White Health - Baylor Regional Medical Center at Grapevine

Baylor Scott & White Health - Baylor Research Institute

Baylor Scott & White Health - Baylor University Medical Center

Baylor Scott & White Health - College Station Hospital

Baylor Scott & White Health - Health Texas Provider Network

Baylor Scott & White Health - Hillcrest Baptist Medical Center

Baylor Scott & White Health - Marble Falls Hospital

Baylor Scott & White Health - Round Rock Hospital

Baylor Scott & White Health - Scott & White Medical Center

Baylor Scott & White Health - The Heart Hospital Baylor - Denton

Baystar-Bayport Polymers LLC

BBB Industries, LLC

BCS Automotive Interface Solutions US LLC

Beaumont Health System

Beaumont Hospital - Dearborn

Beaumont Hospital - Farmington Hills

Beaumont Hospital - Royal Oak

Beaumont Hospital - Taylor

Beaumont Hospital - Troy

Beaumont Hospital - Wayne

Beaumont Medical Group

Beauty Systems Group (BSG)

Beckman Coulter - Diagnostics

Beckman Coulter - Life Sciences

Beech-Nut Nutrition

Beiersdorf, Inc.

Belden, Inc.

BenefitMall

Benson Industries, Inc.

Berkeley Research Group, LLC

Berry Appleman & Leiden LLP

Best Buy Company, Inc.

Big Lots, Inc.

BioBridge Global

Birla Carbon USA

Birla Carbon USA Hickok Plant

BISSELL Homecare, Inc.

BJC HealthCare

BJC HealthCare - St. Louis Children's Hospital

BJ's Wholesale Club, Inc.

Black & Veatch Corporation

Black & Veatch Corporation - Atonix Digital, LLC

Black & Veatch Corporation - Black & Veatch Construction, Inc.

Black Knight, Inc.

Blackboard, Inc.

Blentech Corporation

Blucora, Inc.

Blue Cross and Blue Shield of Louisiana

Blue Cross and Blue Shield of Massachusetts, Inc.

Blue Cross and Blue Shield of Michigan

Blue Cross and Blue Shield of North Carolina

Blue Cross of Idaho Health Service, Inc.

Blue Shield of California

BlueCross BlueShield of Tennessee, Inc.

BMW Financial Services NA, LLC

BMW of North America, LLC

Board of Governors of the Federal Reserve System

Boeing Employees Credit Union (BECU)

Bombardier Transportation US

Bon Secours Mercy Health

Booking.com

Booking.com Customer Service Center (USA), Inc.

BoomTown ROI LLC

Boral North America

Boral North America - Fly Ash

Boral North America- Building Products

Boral North America- Roofing

Boral North America- Stone Products

Boston College

Boston Gear

Boy Scouts of America

Bradken

Brake Supply, LLC

Brandeis University

Branscome

Briggs & Stratton Corporation

Bright Horizons Family Solutions, Inc.

Brighthouse Financial

Bristow Group, Inc.

Broadridge Financial Solutions

Brookfield Properties Retail Group, Inc.

Brookfield Residential Properties, Inc.

Brose North America, Inc.

Broward County Government

Brown Forman

BRP US, Inc.

BSH Home Appliances Corporation

BSH Home Appliances Corporation (Executive)

BSN Medical, Inc.

Buchanan & Edwards

Buckeye Partners, L.P.

Builders Firstsource, Inc.

Building Robotics, Inc.

Bush Hog, Inc.

BWX Technologies, Inc.

Byram Healthcare Centers Inc.

C&C North America, Inc.

C&S Wholesale Grocers, Inc.

Cabot Microelectronics

Caithness Services LLC

Caliber Home Loans

California Hospital Association

California ISO

Callaway Golf Company

Callaway Golf Company - Jack Wolfskin North America

Calpine Corporation

Cambridge Investment Research, Inc.

Campari America

Campbell Soup Company

Canon USA, Inc.

Capital One Financial Corp.

Cardinal Health, Inc.

CareFirst BlueCross BlueShield

Cargo Solutions

Caris Life Sciences

Carlisle Interconnect Technologies

Carlton Forge Works

Carmeuse Americas

Carnegie Mellon University

Carnival Cruise Lines

Cartus Corporation

Cascade Corporation

Casey Family Programs

Catholic Financial Life

Catholic Health Initiatives

Catholic Health Initiatives - Alegent Creighton Health

Catholic Health Initiatives - Carrington Health Center

Catholic Health Initiatives - CHI St. Vincent Infirmary

Catholic Health Initiatives - Franciscan System Services

Catholic Health Initiatives - Lisbon Area Health Services

Catholic Health Initiatives - Memorial Health Care System

Catholic Health Initiatives - Memorial Heart Institute

Catholic Health Initiatives - Mercy Medical Center Roseburg

Catholic Health Initiatives - St. Anthony Hospital - Oregon

Catholic Health Initiatives - St. Luke Health System - Houston TX

CBRE Group, Inc.

CC Industries

CDM Smith, Inc.

CDM Smith, Inc. - CDM Constructors, Inc.

CDS Global, Inc.

Cedars-Sinai Medical Center

Celgard - Division of Polypore

CEMEX, Inc. US

Center Valley Division

CenterPoint Energy, Inc.

Cepheid

Cerner Corporation

Cerner Government Services, Inc.

Cerner Health Connections, Inc.

Cerner Health Services, Inc.

Cerner Healthcare Solutions

Cerner Innovation, Inc.

Cerner RevWorks, LLC

Cerner Strategy and Quality

Certify, Inc.

CEVA International

CFI Resorts Management

Champion Petfoods USA

Chapters Health System

Chelan County Public Utility District

ChemTreat

ChenMed, LLC

Chervon North America, Inc.

Chewy.com

Chicago Public School System (CPS)

Children's Healthcare of Atlanta

Children's Hospital Colorado

Children's Hospital of Orange County

Children's Hospital of Wisconsin

Children's Minnesota

Chipotle Mexican Grill

Chobani Global Holdings, Inc.

Choctaw Nation of Oklahoma

Chr. Hansen - Food Culture & Enzymes

Chr. Hansen - Global Operations

Chr. Hansen - Health & Nutrition

Chr. Hansen - Natural Colors

Chr. Hansen, Inc.

Christie's International United States

Chrome River Technologies, Inc.

CHS, Inc.

Church & Dwight Co., Inc.

Church & Dwight Co., Inc. - Specialty Chemicals Division

Cincinnati Children's Hospital Medical Center

Cincinnati Financial Corp.

Cinepolis USA, Inc.

CITGO Petroleum Corporation

Citizens Energy Group

Citizens Property Insurance Corporation

City and County of Denver

City of Boulder

City of Charlotte

City of Detroit

City of Fort Worth

City of Greensboro

CivicPlus, LLC

CKE Restaurants Holdings, Inc.

Clare Holdings LLC

Clarios, LLC

Clean Harbors, Inc.

Clemson University

CNA Financial Corporation

CNH America, LLC

CNO Financial Group, Inc.

Coca Cola Bottlers Sales and Services Company - CCBSS

Cognosante, LLC

Colas Inc.

Colaska

Coldwater Machine Company, LLC

College of American Pathologists

Collin County

Colonial Pipeline Company

Coloplast Corporation

Columbia Machine, Inc.

Columbia University

Columbia/Okura LLC.

Columbus Regional Airport Authority

Comcast Cable Communications, LLC

Comcast Corporation

Comerica, Inc.

Commerce Bancshares, Inc.

Commonwealth Care Alliance

Community Coffee Company, LLC

Community Health Network

Compeer Financial

Composite Horizons, Inc.

Computershare

Concacaf

Concentric

Concentrix Corp.

Concordia Pharmaceuticals (US)

Cone Health

Constellation Brands, Inc.

Constellation Brands, Inc. - Beer Division

Constellation Brands, Inc. - Constellation Wines North America

Continental Cement Company

Continental Disc Corporation

Continental Properties Company, Inc.

Control Products Inc.

Cook Children's Health Care System

CoorsTek, Inc.

CoreBiome, Inc.

Cornell University

Country Financial

Covenant Health

Covenant Health - Claiborne County Hospital

Covenant Health - Fort Sanders Regional Medical Center

Covenant Health - LeConte Medical Center

Covenant Health - Methodist Medical Center

Covenant Health - Morristown-Hamblen Health System

Covenant Health - Parkwest Medical Center

Covestro, LLC

Coyote Logistics, LLC

CP Kelco U.S., Inc.

CPI Card Group

CPS Energy

Cracker Barrel Old Country Store, Inc.

Crawford & Company

CRH Americas

Crocs, Inc.

Crowe, LLP

Crowley Maritime Corporation

Crystal IS, Inc.

CS - Pool

CS - Residential & Commercial Components

CS - Residential & Commercial Filtration Solutions

CSA Group International

CSAA Insurance Group

CSX Transportation, Inc.

CTB, Inc.

CUES, Inc.

Cullen/Frost Bankers, Inc.

Cummins, Inc.

Curtiss-Wright Corporation

cxLoyalty

Cystic Fibrosis Foundation

Daimler Trucks North America, LLC (Executive)

Dairy Farmers of America, Inc.

Dakota Minnesota & Eastern Railroad Corporation

Dallas Central Appraisal District

Danaher Corporate

Danaher Corporation - Molecular Devices, LLC

Danfoss Power Solutions (US) Company

Danfoss Silicon Power US

Danfoss, LLC

Danone North America

Daramic - Division of Polypore

Darden Restaurants, Inc.

Darden Restaurants, Inc. - Cheddar's Scratch Kitchen

Darden Restaurants, Inc. - LongHorn Steakhouse

Darden Restaurants, Inc. - Olive Garden

Darden Restaurants, Inc. - Yard House

Darling Ingredients, Inc.

DAS Companies Incorporated

Davis Wright Tremaine LLP

Dawn Food Products, Inc.

Day & Zimmermann Engineering, Construction and Maintenance

Day & Zimmermann Group, Inc.

DBM Global, Inc.

Dedicated2Imaging LLC

Deer Valley Resort Company, LLC

Deere & Company

Del Monte Foods, Inc.

DeLaval, Inc.

Delegat USA, Inc.

Deloitte, LLP

Delta Dental Insurance Company

Delta Dental of California

Delta Dental Of New York

Delta Dental Of Pennsylvania

Delta Dental Plan of Michigan, Inc.

Deluxe Corporation

Denny's Corporation

Denovo Ventures, LLC

DENSO International America, Inc.

Dentaquest Ventures, LLC

Denton Division

Denver Public Schools

DePaul University

Devon Energy Corporation

Dexerials America Corporation

Dexter Magnetic Technologies

DH Dental

DHL AEM

DHL Consumer

DHL eCommerce

DHL Executives United States (Corporate)

DHL Express United States (Corporate)

DHL Global Business Services United States (Corporate)

DHL Global Forwarding, Freight United States (Corporate)

DHL Life Science & Healthcare

DHL Post & Parcel, eCommerce United States (Corporate)

DHL Retail Sector

DHL Supply Chain United States (Corporate)

DHL Technology

Dick's Sporting Goods

Diebold Nixdorf, Inc.

Digital Extremes Ltd.

Dignity Health

Direct Supply - DSSI

Direct Supply - Products

Direct Supply, Inc.

Direct Supply, Inc. - Aptura

Direct Supply, Inc. - TELS

Discover Financial Services

Diversigen

Division Millbury - Wyman-Gordon

DLT Solutions, Inc.

DNV GL - USA

DNV GL Business Assurance USA

DNV GL Energy Insights USA

DNV GL Energy Services USA

DNV GL Energy USA

Dole Food Company, Inc.

Dollar General Corporation

Dominion Energy - Southeast Energy Group

Dominion Energy, Inc.

Dominion Energy, Inc. - Gas Infrastructure

Dominion Energy, Inc. - Power Delivery

Dominion Energy, Inc. - Power Generation

Domino's Pizza, Inc.

Domtar LLC

Doosan Bobcat, Inc.

Dorsey & Whitney, LLP

Dover Corporation

Dover Corporation - Dover Engineered Products

Dover Corporation - Dover Fueling Solutions

Dover Corporation - Dover Refrigeration & Food Equipment

Dover Corporation - Imaging & Identification

Dresser-Rand Global Services, Inc.

Dresser-Rand Group, Inc.

Dril-Quip, Inc.

Driscoll's Inc.

DS Smith North America Packaging and Paper

DSM Engineering Plastics, Inc.

DSM Food Specialties USA, Inc.

DSM Nutritional Products

DSM Services USA, Inc.

Duke Energy Corporation

Duke Energy Corporation - Duke Energy Carolinas, LLC

Duke Energy Corporation - Progress Energy, Inc.

Dunkin' Brands, Inc.

Duquesne Light Holdings

DWA Healthcare Communications Group

Dwight Division

DynAviation

DynCorp International

DynLogistics

Dyno Nobel Inc.

EAB Global, Inc.

Easom Automation Systems

Eastern Bank Corporation

Eastman Chemical Company

Eaton Corporation (US)

eBay, Inc.

Edelman US

EDF Renewables

Edgewell Personal Care

Edison International

Educational Commission for Foreign Medical Graduates (ECFMG)

Edwards Lifesciences, LLC

EIG Services, Inc.

Electric Reliability Council of Texas, Inc. (ERCOT, Inc.)

Electrolux

Ellis & Watts Global Industries, Inc.

EMCOR Group, Inc.

Emerson Automation Solutions

Emerson Climate Technologies Retail Solutions, Inc.

Emerson Electric Co

Employers Mutual Casualty Company

Emulsicoat, Inc.

Encompass Health Corporation

Encova Insurance

Enerflex Energy Systems

Enerflex Services, Inc.

Energizer Holdings, Inc.

Energy - Mid Atlantic Branch

EnergySolutions

EnerMech Mechanical Services Inc.

Enerpac Tool Group

Entegris, Inc.

Entergy Corporation

Entertainment Partners

Equifax, Inc.

Equity Residential

ERCO Worldwide Inc.

Erie Insurance Group

Esko

ESL Federal Credit Union

Essel Propack America, LLC

Essentia Health

Essentra Components

Essentra Packaging

Essentra PLC (US Shared Services)

Essilor of America

Essity Americas, Inc.

Esys

Etsy, Inc.

Eversource Energy

EWAB Engineering, Inc.

Exelon Corporation

Exide Technologies

Experian Information Solutions, Inc.

Express

EY, LLP

ezCater, Inc.

Faegre Drinker Biddle & Reath LLP

Fairview Health Services

Fairview Health Services - University of Minnesota Medical Center

Falck USA

Fall Creek Farm & Nursery, Inc.

Fameccanica North America, Inc.

Fanatics Retail Group

FANUC America

Faribault Division

Farm Bureau Property & Casualty Insurance Company

Farm Credit New Mexico

Farmers Insurance Group

FCA US LLC

Federal Home Loan Bank of Atlanta

Federal Reserve Bank of Atlanta

Federal Reserve Bank of Boston

Federal Reserve Bank of Chicago

Federal Reserve Bank of Minneapolis

Federal Reserve Bank of Philadelphia

Federal Reserve Bank of Richmond

Federal Reserve Bank of St. Louis

Federated Mutual Insurance Company

FedEx Corporation - FedEx Freight, Inc.

Fender Musical Instruments Corporation

Ferguson Enterprises, LLC

Ferrara Candy Company

Ferrellgas

Ferrovial - Webber, LLC

Ferrovial Services NA

Fidelity National Information Services, Inc. (FIS)

Fifth Third Bancorp

Financial Industry Regulatory Authority (FINRA), Inc.

Firmenich, Inc.

First American Financial Corporation

First Business Financial Services, Inc.

First Financial Bancorp

First Interstate BancSystem Inc.

First National Bank of Omaha

First Solar, Inc.

FirstBank

Fiserv, Inc.

Fiskars Brands, Inc.

Flash Technology, LLC

Flender Corporation

Florida Blue

Flowchem LLC

Flowserve Corporation

FLSmidth, Inc.

Fluor Corporation

FM Global

FMC Corporation

Fonterra Co-operative Group, Ltd.

Formsprag

Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. - Global Plumbing Group, LLC

Fortune Brands Home & Security, Inc. - Master Lock Company, LLC

Fortune Brands Home & Security, Inc. - MasterBrand Cabinets, Inc.

Fortune Brands Home & Security, Inc. - Therma-Tru

Forum Energy Technologies, Inc.

Foundation Partners Group, LLC

Franciscan Health Hammond

Franklin International

Fred Hutchinson Cancer Research Center

Frederick Division

Freedom Financial Network

Freeport LNG Development, L.P.

Freeport-McMoRan, Inc.

Fremont Bank

Fresenius Kabi USA

Friedkin Companies, Inc.

Friedkin Companies, Inc. - Gulf States Financial Services

Friedkin Companies, Inc. - Gulf States Marketing, Inc.

Friedkin Companies, Inc. - Gulf States Toyota, Inc.

Friedkin Companies, Inc. - US AutoLogistics, LLC

Friedman's Home Improvement

FrieslandCampina Ingredients

Frontdoor, Inc.

Frontier Communications

Fulton Financial Corporation

Furman University

G2 Crowd, Inc.

GAF Industries, Inc.

Garrett Transportation I Inc.

Gates Corporation

GATX Corporation

GE Appliances, a Haier Company

GE Power - FieldCore United States

GE United States Aviation

GE United States Current & GE Lighting

GE United States Healthcare

GE United States Renewable Energy

GenCure

General Dynamics Corp. - General Dynamics Information Technology, Federal Civilian

General Mills, Inc.

General Motors Company

Genuine Parts Company

George Koch Sons, LLC

Georgetown University

GeoVera Holdings, Inc.

Gibbs Die Casting, LLC

Givaudan US

Glass Coatings & Concepts, LLC

Global Biscuits and Snacks

Global Indemnity Group, Inc.

Global Payments, Inc.

Globe Life Inc.

GNC Holdings, Inc.

GNY Insurance Companies

Godiva Chocolatier, Inc.

GOJO Industries, Inc.

Golden State Farm Credit

Golder Associates Corporation (GAC) - Golder Associates, Inc. (GAI)

Gordon Food Service, Inc.

GP Strategies Corp.

Gradall Industries

Grady Health System

Graham Packaging Company

Grange Mutual Casualty Company

Great River Energy

Great Western Malting

Great-West Life & Annuity Insurance Company

Greenheck Fan Corporation

Greenlight Financial Technology, Inc.

Greenwood Division

Group 1001 Resources LLC

Grove US, LLC

Grundfos Americas Corporation

Grundfos Commercial Building Services

GTM International LLC

Guess Distribution Center

Guild Education, Inc.

Gymshark USA Inc.

H&L Partners, Inc. (Hoffman/Lewis, Inc.)

Hach

Hagerty Insurance

Haines City Division

Haldor Topsoe, Inc.

Halliburton Co.

Halliburton Company - Halliburton Energy Services, Inc.

Halyard North Carolina, LLC

Hampton Products International Corporation

Hanesbrands, Inc.

Hannover Life Reassurance Company of America

Harbison-Fischer, Inc.

Harland Clarke

HarperLove

Harris Health System

Hasbro, Inc.

HAVI Global Solutions

Hawaiian Electric Company, Inc.

HBM Holdings Company

HCA Holdings, Inc.

HCP Packaging USA, Inc.

HDR, Inc.

Health Care Service Corporation

HealthNow New York, Inc. (Executive)

HealthPartners

Heineken USA

Helen Of Troy - US

HELLA, Inc. - HELLA Corporate Center USA, Inc. (HCCU)

HELLA, Inc. - HELLA Electronics Corporation (HEC)

Helmerich & Payne, Inc.

Hennepin County

Hennepin County Medical Center

Henry Ford Health System

Henry Schein, Inc.

Heraeus Electro-Nite Co., LLC

Heraeus Epurio LLC

Heraeus Incorporated

Heraeus Medical Components LLC

Heraeus Metals New York LLC

Heraeus Noblelight America LLC

Heraeus Quartz North America LLC

Herbalife Nutrition, Ltd.

Heritage Landscape Supply Group, Inc.

Herman Miller, Inc.

Herman Miller, Inc. - Geiger International, Inc.

Hilcorp Energy Company

Hillenbrand, Inc.

Hilltop Holdings, Inc.

Hilton Grand Vacations

Hinckley Division

Hitachi America, Ltd.

Hitachi Consulting US

Hitachi High Technologies America, Inc.

Hitachi Powdered Metals (USA), Inc.

HMSHost Corporation

HNI Corporation

HNI Corporation - Allsteel

HNI Corporation - Gunlocke

HNI Corporation - Hearth & Home Technologies

HNI Corporation - HNI International

HNI Corporation - HON Company

HNTB Corporation

HNTB Corporation - Central

HNTB Corporation - Great Lakes

HNTB Corporation - Mid Atlantic

HNTB Corporation - Northeast

HNTB Corporation - Northwest

HNTB Corporation - Southeast

HNTB Corporation - West

Holiday Inn Club Vacations Incorporated

Honda Aircraft Company, LLC

Horizon Blue Cross Blue Shield of New Jersey

Hormel Foods Corporation

Hormel Foods Corporation - Affiliated BU's

Hormel Foods Corporation - Foodservice

Hormel Foods Corporation - Grocery Products

Hormel Foods Corporation - Hormel Deli Solutions

Hormel Foods Corporation - Hormel Foods International Corporation

Hormel Foods Corporation - Jennie-O Turkey Store

Hormel Foods Corporation - Refrigerated Foods

Houghton Mifflin Harcourt

Hovnanian Enterprises, Inc.

Hovnanian Enterprises, Inc. - Edison Division

Hovnanian Enterprises, Inc. - Landover Division

Hovnanian Enterprises, Inc. - Phoenix Division

Howard Hughes Medical Institute

HSN

Huber Engineered Materials

Huber Engineered Wood

Humana, Inc.

Hunter Industries, Inc.

Huntington Bancshares, Inc.

Hunton Andrews Kurth LLP

Husky Injection Molding Systems, Ltd. (US)

Hyatt Hotels Corporation

HydraForce, Inc.

Hyperion Materials & Technologies, Inc.

Hyundai Motor America

ICL USA

ICW Group

Idorsia Pharmaceuticals US, Inc.

IDT

IFT - Commercial & Infrastructure Flow

IFT - Food & Beverage

IFT - Industrial Filtration

IFT - Residential & Irrigation Flow

i-Health, Inc.

IKEA North American Services, LLC

IKEA Purchasing Services (US), Inc.

Illinois Tool Works - Automotive OEM

Illinois Tool Works - Construction Products

Illinois Tool Works - Food Equipment

Illinois Tool Works - Polymer & Fluids

Illinois Tool Works - Specialty

Illinois Tool Works - Test & Measurement and Electronics

Illinois Tool Works - Welding

Illinois Tool Works, Inc.

IMI - Control Components, Inc. (CCI)

IMI Zimmermann & Jansen

Indiana University

Indiana University Health

Ingalls Memorial Hospital

Ingersoll Rand

Ingredion, Inc.

Inova Health System - Inova Alexandria Hospital

Inova Health System - Inova Fair Oaks Hospital

Inova Health System - Inova Fairfax Hospital

Inova Health System - Inova Loudoun Hospital

Inova Health System - Inova Mount Vernon Hospital

Inova Health System Foundation

InSinkErator

Insperity, Inc.

Integer Holdings Corporation

Integral Consulting Inc.

Intelsat Corporation

Intercos America, Inc.

Interface, Inc.

Intermountain Healthcare, Inc.

International Air Transport Association, Inc.

International Baccalaureate Organization US

International Paper

International Rescue Committee

Interpublic Group of Companies

Intrado

Investment Company Institute

IPG - True North Communications, Inc.

IPG GIS US

IPL Plastics - Consumer Packaging Solutions

IPL Plastics - Large Format Packaging & Environmental Solutions

IPL Plastics - Returnable Packaging Solutions

IQVIA Holdings Inc.

ISO New England

ITC Holdings Corp.

Ixom Watercare, Inc.

J. C. Penney Company, Inc.

J. Jill

J2 Innovations, Inc.

Jack Link's

Jackson National Life Insurance Company

Jacobs Engineering Group, Inc.

Jacobs Vehicle Systems

James River Group, Inc.

Jason Inc.

Jason Inc. - Milsco Manufacturing Company

Jason Inc. - Osborn

JB Hunt Transport Services, Inc.

Jefferson Division

Jeld-Wen, Inc.

JetBlue Airways

JM Huber

Jockey International, Inc.

John Bean Technologies Corporation

Johns Manville

Johnson Matthey Inc.

Jostens, Inc.

JPMorgan Chase & Co.

JR Automation

JT International USA, Inc.

JW Harris Co, Inc.

K&P Roofing

K12 Inc.

Kaiser Permanente - Northern California

Kaiser Permanente - Northwest Region

Kaiser Permanente - Southern California Region

Kaleida Health

Kaliburn, Inc.

Kaman Industrial Technologies

Kamehameha Schools

Kao USA, Inc.

KAR Auction Services, Inc.

KAR Auction Services, Inc. - ADESA

KAR Auction Services, Inc. - Automobile Finance Corporation

Katerra

Kaz, Inc.

KBR, Inc.

Kellogg Company

Kellogg Company - Morning Foods

Kellogg Company - North America

Kellogg Company - Portable Wholesome Snacks

Kellogg Company - Snacks

Kellogg Company - Specialty Channels

Kelsey-Seybold Clinic

Kennecott Utah Copper

Kent State University - Division of Information Technology

Kentucky Lottery Corporation

Kerry Inc.

KeyCorp

Kia Motors America, Inc.

Kiewit Corporation

Kimberly-Clark Corporation

Kimberly-Clark Corporation - Consumer

Kimberly-Clark Corporation - K-C Professional

KIND, Inc.

Kindred Healthcare, Inc.

Kindred Healthcare, Inc. - Kindred Rehabilitation Services Division

Kindred Hospital

King County

Kirkland & Ellis, LLP

Klein Tools, Inc.

Knight-Swift Transportation Holdings, Inc.

Knoxville Utilities Board

Koch Air, LLC

Koch Enterprises, Inc.

Kohler Company

Kohler Company - Ann Sacks

Kohler Company - Decorative Products

Kohler Company - Engines

Kohler Company - Global Faucets

Kohler Company - Global Power Group

Kohler Company - Kitchen & Bath Americas

Kohler Company - Power Systems Business

Kohler Company - Robern

Kohl's Corporation

Kollmorgen Corporation

Kuehne + Nagel - US

L Brands, Inc.

L Brands, Inc. - Bath And Body Works

L Brands, Inc. - Mast Global

L Brands, Inc. - Victoria's Secret

L.L.Bean, Inc.

Laboratory Corporation of America Holdings

Lamar Advertising Agency

Land O'Lakes, Inc.

Landis+Gyr, Inc.

LANXESS Corporation US

Laredo Petroleum, Inc.

Las Aguilas Associates LLC

Laureate Education, Inc.

Laureate Education, Inc. - Walden University

Learning Care Group

LEGO Systems, Inc.

Lehigh Hanson, Inc.

Lehigh University

Leica Biosystems

Leica Microsystems

Lend Lease

Lennox International, Inc.

Lennox International, Inc. - Advanced Distributor Products

Lennox International, Inc. - Allied Air

Lennox International, Inc. - Commercial Heating & Cooling

Lennox International, Inc. - Heatcraft Refrigeration Products, LLC

Lennox International, Inc. - National Account Services

Lennox International, Inc. - Residential H&C

Leprino Foods Company

Les Schwab Tire Centers, Inc.

Leupold & Stevens, Inc.

Levi Strauss & Co, Inc.

Lexington Medical Center

Liberty Coca-Cola Beverages, LLC

Liberty Mutual Group

Liberty Mutual Group - Global Retail Markets

Liberty Mutual Group - Global Risk Solutions

Lieberman Research Worldwide

Life Time, Inc.

Liferay Cloud, Inc.

Liferay, Inc.

Lifetime Healthcare Companies, Inc. - Excellus BlueCross BlueShield

LifeWay Christian Resources

Lighthouse eDiscovery, Inc.

LINAK U.S., Inc.

Lincoln Electric Cutting Systems, Inc.

Lincoln Electric Holdings, Inc.

Lincoln National Corporation

Linear Motion, LLC

Livingston International Prof Svcs LLC

Livingston International, Inc. US

LKQ Corporation

Lloyd's Register Americas, Inc.

Lloyd's Register Drilling Integrity Services, Inc.

Lloyd's Register North America, Inc.

Lloyd's Register Quality Assurance, Inc.

Lloyd's Register Technical Services, Inc.

LMI Consulting, LLC

Lockheed Martin Corporation

Loews Corporation

Logicalis, Inc.

Loparex, LLC

LORD Corporation

Los Angeles Community College District

Love's Travel Stop & Country Stores

Lower Colorado River Authority

Lowe's Companies, Inc.

LPL Financial LLC

LS Group Staff

LT Apparel Group

Lucile Packard Children's Hospital

Lutheran Senior Services

Luvata Ohio, Inc.

LyondellBasell Industries

M&T Bank Corporation

M. Holland Company

Magellan Health, Inc.

Magellan Midstream Partners, L.P.

Magna International of America, Inc.

Magnesita Refractories Company

Magseis FF LLC

Main Line Health, Inc. - Bryn Mawr Hospital

Main Line Health, Inc. - Bryn Mawr Rehabilitation Hospital

Main Line Health, Inc. - Lankenau Medical Center

Main Line Health, Inc. - Main Line Services

Main Line Health, Inc. - Paoli Hospital

Main Line Health, Inc. - Riddle Memorial Hospital

Makhteshim Agan of North America, Inc. d/b/a ADAMA

Mammoth Mountain Ski Area, LLC

Mana Products

ManpowerGroup, Inc.

ManTech International Corporation

Manulife Financial Corporation (US)

MAPFRE U.S.A. Corp.

Maquet Getinge Group

Marken LLP

Marley Engineered Products

Marriott International, Inc.

Mars Food- US

Mars Global Services

Mars Wrigley Confectionary - Americas

Mars, Incorporated

Marsh & McLennan Companies

Marsh & McLennan Companies, Inc. - Marsh

Marsh & McLennan Companies, Inc. - Thomsons Online Benefits, Inc.

Marshfield Clinic Health System

Martin Marietta Materials, Inc.

Mary Kay, Inc.

Mary Kay, Inc. - US Division

Maryview Medical Center

Masco Corporation

Massachusetts Institute of Technology - MIT Lincoln Laboratory

MassMutual Life Insurance Company

Mastronardi Produce USA

Matson, Inc.

Matson, Inc. - Matson Logistics

Matthews International Corporation

Matthews Memorialization

Mavenlink, Inc.

MAXIMUS, Inc.

Mayer Brown, LLP

Mayo Foundation for Medical Education and Research

Mayo Foundation for Medical Education and Research - Mayo Clinic Arizona

Mayo Foundation for Medical Education and Research - Mayo Clinic Florida

M-B Companies, Inc.

McCain Foods USA, Inc.

McCrometer

McDermott International, Inc.

MDU Resources Group, Inc.

Mecklenburg County

Medela LLC

Medical Action Industries

Medline Industries, Inc.

MEDNAX, Inc.

MedStar Health

Memorial Health System

Memorial Healthcare System

Memorial Sloan Kettering Cancer Center

MemorialCare Health System - Orange Coast Memorial Medical Center

Mercedes-Benz Financial Services USA (Executive)

Mercedes-Benz Financial Services USA, LLC

Mercedes-Benz Research & Development North America (Corporate)

Mercedes-Benz U.S. International, Inc. (Executive)

Mercedes-Benz USA, LLC

Mercury Insurance Group

Mercury Plastics LLC

Mercy Health

Mercy Willard Hospital

Meritage Homes Corporation

Meritor, Inc.

Mersen US

Metal Exchange Corporation

MetLife, Inc.

Metrie, Inc.

Metso USA, Inc.

MFS Investment Management

MGM Resorts International

MHK TECH INC.

Michels Corporation

Michigan Farm Bureau

Mid-America Apartment Communities, Inc. (MAA)

MidMichigan Health

MidMichigan Health - MidMichigan Medical Center - Midland

MidMichigan Health - MidMichigan Physicians Group

MidMichigan Medical Center - Alpena

MidMichigan Medical Center - West Branch

Milliken & Company - Healthcare

Milliken and Company

Milliken and Company - Chemical

Milliken and Company - Floor Covering

Milliken and Company - Textile Manufacturing

Minnesota Valley Electric Cooperative

Mirantis Inc.

Mississippi Lime Company

MiTek USA, Inc.

Mitsubishi Nuclear Energy Systems, Inc.

Mitsui & Co. (USA), Inc.

MKOX KONE Inc.

MMGY Global, Inc.

MMM of Florida

Mohawk Industries, Inc.

Molson Coors Beverage Company

Moore & Van Allen, PLLC

Moreno Valley Division

Morsco, Inc.

Mott Corporation

Mt. Juliet Division

MTS Systems Corporation

MTS Systems Corporation Sensors Division

MTS Systems Corporation Test Division

MultiCare Health System

Munich Reinsurance America, Inc./HSB Insurance and Inspection

Munters Corporation

Murphy USA

Mutual of Omaha

Mylan N.V.

Nabors Industries, Ltd.

NantHealth

National CineMedia, Inc.

National CineMedia, LLC

National Express LLC

National Futures Association

National Grid

National Louis University

National Oilwell Varco, Inc.

National Railroad Passenger Corporation (dba Amtrak)

National Rural Electric Cooperative Association

National Rural Utilities Cooperative Finance Corporation (NRUCFC)

Nationwide Children's Hospital

Nationwide Mutual Insurance Company

Nature's Bounty Co.

Navicent Health

Navient

naviHealth, Inc.

Navy Federal Credit Union

Neste US, Inc.

New Directions Behavioral Health, LLC

New York Community Bancorp, Inc.

New York Power Authority

New York University

Newell Brands, Inc.

Newpark Drilling Fluids

Newpark Mats and Integrated Services

Newpark Resources

NewRez LLC

News Corp

NewYork-Presbyterian - Weill Cornell Medical Center

Nexan - AmerCable, Inc.

Nexan - Berk-Tek, LLC

Nexans High Voltage USA, Inc.

NextEra Energy, Inc.

NexTier Oilfield Solutions

Niagara Bottling

NIBCO, Inc.

Nidec Motor Corporation

Nike, Inc.

Nike, Inc. - Converse, Inc.

Nilfisk, Inc.

NiSource, Inc.

Nisum Technologies, Inc.

Nitel, Inc.

Nitta Corporation of America

Nordstrom, Inc.

Norfolk Southern Corporation

Norgren, Inc.

Norris Rods, Inc.

Norriseal-Wellmark, Inc.

North American Bancard Holdings, LLC

Northeastern University

NorthShore University HealthSystem

Northwell Health

Northwestern University

Norton Healthcare

NOVA Chemicals

Novant Health, Inc.

Novelis North America

Novelis, Inc.

Novozymes BioAg, Inc.

Novozymes Blair, Inc.

Novozymes North America, Inc.

NOW Health Group, Inc.

NRT, LLC

nThrive

Nu Skin Enterprises, Inc.

NuSil Technology LLC

NuStar Energy, L.P.

Nutrien, Ltd. - US

nVent (US)

NVR, Inc.

O&M Halyard, Inc.

Oak Creek Division

Ocado Solutions USA Incorporated

Ocwen Financial Corporation

O'Fallon Division

Office of Planning and Budget

OGE Energy Corp.

Oglethorpe Power Corporation

Ohio National Financial Services, Inc.

Ohio University - Office of Information Technology

Oil Search (Alaska), LLC

Olathe Division

Old Dominion Electric Cooperative

Old Dominion University Research Foundation

Oldcastle APG

Oldcastle BuildingEnvelope, Inc.

Oldcastle Infrastructure

OMNOVA Solutions, Inc.

ONE Gas, Inc.

One10

OneMain Financial

OneSource Virtual

OnPoint Group

OOCL (USA) Inc.

Open Society Foundations

Orange County Public Schools

OraSure Technologies

O'Reilly Automotive, Inc.

Orrick, Herrington & Sutcliffe, LLP

Oshkosh Access Equipment

Oshkosh Commercial

Oshkosh Corporation

Oshkosh Defense

OSI Industries, LLC

Otter Products, LLC

OU Medicine

Our Lady of Lourdes Memorial Hospital

Owens & Minor Distribution Inc.

Owens & Minor Medical Inc.

Owens Corning

Oxford Industries, Inc.

Oxford Industries, Inc. - Lilly Pulitzer

Oxford Industries, Inc. - Tommy Bahama Group

P2 Energy Solutions, Inc.

PACCAR, Inc.

PACCAR, Inc. - Kenworth Truck Company

PACCAR, Inc. - PACCAR Financial

PACCAR, Inc. - PACCAR Leasing

PACCAR, Inc. - Parts

PACCAR, Inc. - Peterbilt Motors Company

PacifiCorp

Packaging Corporation of America

Packaging Corporation of America - Packaging

Packaging Corporation of America - White Paper

Pall

Panasonic Avionics Corporation

Panasonic Corporation of North America

Pandora Jewelry, LLC

Parker Hannifin Corporation

Parker Hannifin Corporation - Industrial

Parkland Health & Hospital System

Parkland USA

Pathway Vet Alliance, LLC

Pavement Maintenance Systems LLC

Pax8, Inc.

Paychex, Inc.

Payoneer, Inc.

PayPal Holdings, Inc.

PCC Structurals, Inc. (SSBO)

PCS Ferguson, Inc.

Peabody Energy Corporation

Pearson Education

Penn State Health

Pentair, Inc.

Pentair, Inc. - Consumer Solutions

Pentair, Inc. - Industrial & Flow Technologies

People's United Financial, Inc.

PepsiCo, Inc.

Perdoceo Education Corporation

Perdoceo Education Corporation - American Intercontinental University

Perdoceo Education Corporation - Colorado Technical University

Perfetti Van Melle USA

Performance Food Group

Performance Food Group - PFG Customized Distribution

Performance Food Group - Vistar

Performance Transportation, LLC

Perrigo Company, Plc - Perrigo Company (US)

Perrigo Company, Plc - Ranir

Pet Nutrition - NA

PETCO Animal Supplies, Inc.

Petersburg Division

PETNET Solutions, Inc.

PFG Specialty, Inc.

Pfizer, Inc.

PGIM, Inc.

Pharmaceutical Product Development, LLC

Pharmavite, LLC

Philadelphia Insurance Companies

Philip Morris International, Inc.

Philips North America - Healthcare

Piedmont Columbus Regional

Piedmont Columbus Regional - Midtown Campus

Piedmont Healthcare

Piedmont Healthcare - Piedmont Athens Regional

Piedmont Healthcare - Piedmont Atlanta Hospital

Piedmont Healthcare - Piedmont Fayette Hospital

Piedmont Healthcare - Piedmont Heart Institute

Piedmont Healthcare - Piedmont Henry Hospital

Piedmont Healthcare - Piedmont Newnan Hospital

Piedmont Healthcare - Piedmont Newton Hospital

Piedmont Healthcare - Piedmont Rockdale Hospital

Piedmont Healthcare - Piedmont Walton Hospital

Pierce Manufacturing, Inc.

Pilot Corporation of America

Pinnacle Biologics

Pioneer Natural Resources Co.

PJM Interconnection, LLC

Plante & Moran, PLLC

PlayerLync LLC

Polaris Industries, Inc.

PolyOne Corporation

PolyOne Corporation - Distribution

PolyOne Corporation - Global Color, Additives and Inks

PolyOne Corporation - Global Specialty Engineered Materials

Polypore International

Port of Houston

Port of Portland

Portescap

Post Holdings, Inc.

Post Holdings, Inc. - 8th Avenue

Post Holdings, Inc. - BellRing Brands

Post Holdings, Inc. - Bob Evans Farms, Inc.

Post Holdings, Inc. - Dymatize Enterprises, LLC

Post Holdings, Inc. - Michael Foods

Post Holdings, Inc. - Post Consumer Brands

Post Holdings, Inc. - Premier Nutrition Corporation

PPG Industries, Inc.

PRA Group

Praxair, Inc.

Precision Building Systems

Precision Drilling Corporation

Precision Founders, Inc.

Premier, Inc.

Pre-Paid Legal Services, Inc. dba LegalShield

Presbyterian Healthcare Services

Pressure-Pro

PricewaterhouseCoopers, LLP

Prime Therapeutics, LLC

Principal Financial Group

Progressive Corporation

Prologis, Inc.

Propell AMERICAN LLC

Protective Life Corporation

Protective Life Corporation - Asset Protection Division

Protective Life Corporation - Life & Annuity Division

Providence Health & Services - Oregon

Providence Health & Services - Providence Health Plans

Providence Hospital

Proximo Spirits

Prudential Financial, Inc.

Prudential Insurance Company of America, Inc.

Prudential International Insurance Service Company, LLC

PSAV

PSCU, Inc.

Public Company Accounting Oversight Board

Public Service Enterprise Group, Inc.

PulteGroup, Inc.

Purolator International, Inc.

QBE Americas, Inc.

QED International Technologies, Inc.

QEP Resources, Inc.

QIC US Management, Inc.

Quaker Houghton

QualTex Laboratories

Quantitative Management Associates, LLC

Quantum Health, Inc.

Quartzdyne, Inc.

QVC, Inc.

RaceTrac Petroleum

Rackspace US, Inc.

Radial Inc.

Radian Group, Inc.

Radisson Hotel Group

Raising Cane's USA, LLC

RAND Corporation

Randstad North America, Inc.

Range Resources Corp.

RATP Dev USA

RBC Wealth Management

Realogy Franchise Group

Realogy Holdings Corporation

Reckitt Benckiser, Inc.

Recreational Equipment, Inc.

Red Bull Distribution Company, Inc., USA

Red Bull North America

Regal Beloit Corporation

Regency Centers Corporation

Regeneron Pharmaceuticals, Inc.

REHAU, Inc.

Reinsurance Group of America, Inc.

Reliable Biopharmaceutical

Renaissance Electronic Services

Renaissance Reinsurance U.S., Inc.

RentPath

Republic National Distributing Company

Republic Services

Resideo

Restoration Hardware (RH)

Resurgent Capital Services

Rexnord Corp.

Rexnord Corp. - Aerospace

Rexnord Corp. - PT

Rexnord Corp. - Specialty Components

Rexnord Corp. - Water Management

Reynolds American, Inc.

Rheem Manufacturing Company, Inc.

RHI US, Ltd.

Rich Products Corporation

Rimrock Corporation

Rite Aid Corporation

RLI Insurance Company

Robert Family Holdings

Rocket Homes Real Estate, LLC

Rockwell Automation, Inc.

Rocky Mountain Institute

Roll Forming Corporation

Rollmet

Rosenberg Division

Royal Bank of Canada - City National Bank

Royal Canin - Americas

Royal Canin - US

Royal Palm Beach Division

RSM US, LLP

RTSS US

Rubi Tools USA, Inc.

Rudolph Foods Company, Inc.

Rush University Medical Center

Rutgers Cancer Institute of New Jersey

Rutgers New Jersey Medical School

Rutgers Robert Wood Johnson Medical School

Rutgers School of Dental Medicine

Rutgers School of Health Professions

Rutgers School of Public Health

Rutgers University

Rutgers University Behavioral Health Care

Ryan Specialty Group, LLC

Ryerson Holding Corp.

S&C Electric Company

Sacred Heart Health System Inc.

Saint John Medical Center

Saint Luke's Health System

Saint Luke's Health System - Bishop Spencer Place

Saint Luke's Health System - Hedrick Medical Center

Saint Luke's Health System - Saint Luke's Cushing Hospital

Saint Luke's Health System - Saint Luke's East Hospital

Saint Luke's Health System - Saint Luke's Home Care and Hospice

Saint Luke's Health System - Saint Luke's Hospital of Kansas City

Saint Luke's Health System - Saint Luke's North Hospital-Barry Road

Saint Luke's Health System - Saint Luke's Physicians Group

Saint Luke's Health System - Saint Luke's South Hospital

Saint Thomas River Park Hospital

Salisbury Division

Sally Beauty Supply

Samsung Austin Semiconductor

Samtec, Inc.

San Antonio Water System

Sandvik, Inc.

Saputo Cheese USA, Inc.

Saputo Dairy Foods USA, LLC

Savannah River Remediation, LLC

Savers, Inc.

Saxonburg Division

Sazerac Company, Inc.

Schaeffler Technologies AG & Co. KG - Schaeffler Group USA, Inc.

Schaeffler Technologies AG & Co. KG - Schaeffler Transmission Systems, LLC

Schafer Industries

Schenker, Inc.

Schindler Elevator Corporation

Schlumberger Limited - Schlumberger Oilfield Services

SchoolsFirst Federal Credit Union

Schuff Steel Company

Schwarze Industries

Sciex

SCP Health

Scripps Health

SDL United States

Seaboard Corporation

Seadrill Management Ltd

Seagull Scientific HQ

Seattle Children's Hospital

Securian Financial Group

Sempermed USA, Inc.

Sempra Energy

Sempra Energy - San Diego Gas & Electric

Sempra Energy - Sempra Infrastructure, LLC

Sempra Energy - Southern California Gas Company

Sentara Healthcare

Sentry Insurance

Sequa Corporation - Chromalloy Gas Turbine LLC

Serco, Inc.

Servco Pacific, Inc.

Service Corporation International

Service Distributing, Inc. - E. & J. Gallo Winery

Seton Family of Hospitals

Setpoint

SGK Brand Solutions

Sharon Tube

Sharp Electronics Corporation

Shawcor - Composite Production Systems

Shawcor - Integrity Management

Shawcor - Pipeline Performance

Shawcor, Ltd.

Shepherd Chemical Company

Shepherd Color Company

Shepherd Material Science Company

Shiseido Americas Corporation

Shook, Hardy & Bacon, LLP

Shultz Steel

Shutterfly, Inc.

SI Group, Inc.

Sidel US

Sidley Austin, LLP

Siegwerk EIC LLC

Siegwerk USA Co.

Siemens Corporation

Siemens Energy, Inc.

Siemens Energy, Inc. - Dist Gen (PRW)

Siemens Energy, Inc. - Fossil Products (OPP)

Siemens Energy, Inc. - Oil& Gas (PT2)

Siemens Financial Services, Inc.

Siemens Generation Services Company

Siemens Government Technologies, Inc.

Siemens Government Technologies, Inc., Dresser-Rand

Siemens Healthcare Diagnostics, Inc.

Siemens Industry, Inc.

Siemens Medical Solutions USA, Inc.

Siemens Mobility, Inc.

Signify North America Corporation

Simon

Simpson Manufacturing Co., Inc.

Simpson Strong-Tie Company, Inc.

Sims Metal Management, Ltd.

Sinclair Broadcast Group, Inc.

Sitel Group

Sivantos, Inc.

SKF USA, Inc.

Smart Button Associates Inc.

Smithfield Foods

SMS, Inc. - Customer Solutions Group

Snowshoe Mountain, Inc.

Society Insurance

Society of Petroleum Engineers

Sodexo USA

Software Brokers of America

Sonoco Products

Sound Transit

South Ranch, Inc.

South Texas Blood & Tissue Center

South Western Communications, LLC

South Windsor Division

Southern Company - Alabama Power Company

Southern Company - Mississippi Power Company

Southern Company - Southern Company GAS

Southern Company - Southern Company Services

Southern Company - Southern Power Company

Southern Company - SouthernLINC Wireless

Southern New Hampshire Health

Southern New Hampshire University

Southland Industries

Sparrow Health System

SpartanNash Company

Spectrum Brands Holdings, Inc.

Spencer Gifts, LLC

SPI Pharma, Inc.

Spin Master, Ltd.

Spirax-Sarco, Inc.

SPIRIT Global Energy Solutions, Inc.

Springfield Division

SPX Cooling Technologies

SPX Corporation

SPX Transformer Solutions, Inc.

SRS Distribution

SSM Health

SSM Health - Dean Health Plan

SSM Health - SSM Integrated Health Technologies

St. Agnes Healthcare, Inc.

St. Elizabeth Health Center

St. Elizabeth Healthcare

St. Luke's Health System - Saint Luke's Boise Medical Center

St. Vincent Medical Group, Inc.

St. Vincent's Health System

St. Vincent's Riverside Hospital

Stampin' Up!, Inc.

Stancorp Financial Group

Stanford University - Stanford Health Care

Stanley Oil & Gas

Stantec, Inc.

Star Tribune Media Company LLC

Starbucks Corporation

Starkey Hearing Technologies, Inc.

State Farm Insurance

State of North Carolina

State Teachers Retirement System of Ohio

Steamboat Ski & Resort Corporation

Steelcase, Inc.

Stella - Blue Cross Blue Shield Minnesota

Stepan Company

STERIS, PLC

Stewart Title Guaranty Company

Stewart Title Insurance Company

Stone Supplier, Inc.

Stoneridge, Inc.

Storck USA L.P.

Stryker Corporation

Stryker Corporation - Endoscopy

Stryker Corporation - GQO Group

Stryker Corporation - Instruments

Stryker Corporation - Joint Replacement

Stryker Corporation - MDSG

Stryker Corporation - Medical

Stryker Corporation - Neurovascular

Stryker Corporation - Orthopaedics and Spine

Stryker Corporation - Spine

Stryker Corporation - Stryker Craniomaxillofacial (CMF)

Stryker Corporation - Sustainability Solutions

Stryker Corporation - Trauma and Extremities

Subsplash, Inc.

Suburban Propane Partners, LP

Sully-Miller Contracting Co.

Sulzer Chemtech USA, Inc. - Tulsa, Oklahoma

Sulzer Electro-Mechanical Services (US), Inc.

Sulzer Pump Services Houston

Sulzer Pumps Houston

Sulzer Pumps Solutions, Inc.

Sulzer Turbo Services Houston, Inc.

Sulzer US Holding, Inc.

Sumitomo Electric - Sumitomo Electric U.S.A. Holdings, Inc.

Summa Health

Sun Life Financial U.S.

Sunbelt Rentals, Inc.

Superior Energy Services, Inc.

Superior Industries

Surescripts LLC

Sutherland

Sutter Health

Sutter Health Shared Services

Svendborg Brakes

Swagelok Company

Swarovski North America, Ltd.

Swedish Match, US Division

SYKES Enterprises Inc.

Symetra Financial Corporation

syncreon America Inc.

Syneos Health, Inc.

Syngenta

Syniverse Technologies LLC

Synovus Financial Corporation

Sysco Corporation

T. Rowe Price Group, Inc.

Tampa General Hospital

Tate & Lyle Americas, LLC

Tate & Lyle Ingredients Americas, LLC

Tate & Lyle North America, Inc.

Tate & Lyle Sucralose, LLC

TaxAct, Inc.

Taylor Morrison Home Corporation

TaylorMade Golf Company

TBC Corporation

TBC Distribution

TBC Franchise Division

TCF National Bank

TCI International, Inc.

TD Bank, N.A.

Tea Forte, Inc.

Technical Transportation, Inc.

Teijin Holdings USA, Inc.

Teknor Apex Company

Telephone & Data Systems, Inc. - TDS Telecommunications Corp.

Telephone & Data Systems, Inc. - U. S. Cellular

TELUS International

Temple University

Tenaris, Inc. USA

Tenet Healthcare Corporation

Tennant Company

Tennessee Rand, Inc.

Terracon Consultants, Inc.

Terumo BCT, Inc.

Texas Capital Bancshares, Inc.

Texas Christian University

Texas Health Resources, Inc.

Texas Mutual Insurance Company

Textron, Inc.

Textron, Inc. - Airborne Solutions

Textron, Inc. - Bell Helicopter

Textron, Inc. - Kautex

Textron, Inc. - Textron Aviation

Textron, Inc. - Textron Financial Corporation

Textron, Inc. - Textron Specialized Vehicles

Textron, Inc. - Textron Systems

Textron, Inc. - TRU Simulation & Training

TFS

TGS-NOPEC Geophysical Company

The Allstate Corporation

The American College of Surgeons

The AmeriHealth Caritas Family of Companies

The Boeing Company

The Boeing Company - Insitu, Inc.

The Capital Group Companies, Inc.

The Chamberlain Group, Inc.

The Children's Hospital of Philadelphia

The Children's Mercy Hospital

The Children's Place, Inc.

The Church of Jesus Christ of Latter-day Saints

The Coca-Cola Company

The Commonwealth of Virginia - Department of Accounts

The Commonwealth of Virginia - Department of Aviation

The Commonwealth of Virginia - Department of Corrections

The Commonwealth of Virginia - Department of Motor Vehicles

The Commonwealth of Virginia - Department of Small Business and Supplier Diversity

The Commonwealth of Virginia - Department of the Treasury

The Commonwealth of Virginia - Virginia Department of Agriculture and Consumer Services

The Commonwealth of Virginia - Virginia Department of Health

The Doctors Company

The E.W. Scripps Company

The E.W. Scripps Company - Stitcher

The Emirates Group

The Freeman Company

The Gilbert Company LLC

The Golden 1 Credit Union

The Guardian Life Insurance Company of America

The Hartz Mountain Corporation

The Heritage Group

The Hershey Company

The Irvine Company, LLC

The J. M. Smucker Company

The Jackson Laboratory

The Johns Hopkins University

The Joint Commission

The Jones Financial Companies, L.L.L.P

The Lubrizol Corporation

The Main Street America Group

The Manitowoc Company, Inc.

The Marley-Wylain Company

The MITRE Corporation

The Mosaic Company

The National Academies of Sciences, Engineering, and Medicine

The Nordam Group LLC

The Northwestern Mutual Life Insurance Company

The Ohio State University Wexner Medical Center

The Options Clearing Corporation

The Pennsylvania State University

The Sherwin Williams Co - Performance Coatings Grp, Global Packaging, Coating Resins & Colorants

The Sherwin Williams Company - Consumer Brands Group

The Sherwin Williams Company - Consumer Brands Group, Consumer North America Division

The Sherwin Williams Company - Corporate Division

The Sherwin Williams Company - Global Supply Chain

The Sherwin Williams Company - Performance Coatings Group

The Sherwin Williams Company - Performance Coatings Group, General Industrial

The Sherwin Williams Company - Performance Coatings Group, Global Packaging

The Sherwin Williams Company - Performance Coatings Group, Global Packaging, Coil Coatings Business

The Sherwin Williams Company - Performance Coatings Group, Industrial Wood

The Sherwin-Williams Company - Performance Coatings Group, Automotive

The Sherwin-Williams Company - Performance Coatings Group, Protective & Marine

The Sherwin-Williams Company - The Americas Group

The Sundt Companies, Inc.

The Timken Company

The Travelers Companies, Inc.

The University of Alabama at Birmingham

The University of Chicago

The University of Texas System

The University of Texas System - The University of Texas at Arlington

The University of Texas System - The University of Texas at Dallas

The University of Texas System - The University of Texas at El Paso

The University of Texas System - The University of Texas at San Antonio

The University of Texas System - The University of Texas Medical Branch at Galveston

The University of Texas System - The University of Texas Rio Grande Valley

The University of Texas System - University of Texas Health Science Center at Houston

The University of Texas System - University of Texas Health Science Center at San Antonio

The University of Texas System - University of Texas Health Science Center at Tyler

The University of Texas System - University of Texas Southwestern Medical Center

The Vanguard Group, Inc.

The Walt Disney Company - Disney Parks, Experiences & Products

The Washington Post

The Williams Companies, Inc.

Thermon Group Holdings, Inc.

Theta Oilfield Services, Inc.

Thomson

Thrivent Financial

ThyssenKrupp AG (US)

Thyssenkrupp Elevator (US)

Title Resource Group

TMEIC Corporation

TMI Climate Solutions, Inc.

T-Mobile US, Inc.

Toshiba America, Inc.

Toyota Boshoku America, Inc.

Toyota Tsusho Nexty Electronics America, Inc.

TPC Group, LLC

TPI Composites, Inc.

Tractor Supply Company

Transamerica - Life Insurance Company

TransMontaigne Partners LLC

Trans-Pak, Inc.

Transportation Technology Center Inc.

Tredegar Corporation - Tredegar Film Products

TreeHouse Foods, Inc.

Trelleborg Marine Systems North America Inc.

Trelleborg Offshore Boston, Inc.

Trelleborg Wheel Systems Americas, Inc.

Trex Company, Inc.

TriHealth, Inc.

TRIMEDX

Trinchero Family Estates dba Sutter Home Winery

Trinity Church Wall Street

Trinseo

Trojan

True Partners Consulting LLC

TrueSource

Tru-Flex. LLC

Truman Medical Centers

TTEC Holdings, Inc.

Tufts University

Tully Division

Tupperware Brands Corporation

Turner Broadcasting System, Inc.

TÜV SÜD America Inc.

U.S. Xpress Enterprises, Inc.

Uber

UCHealth

UChicago Medicine

UGN, Inc.

Ulteig Engineers, Inc.

Ultimate Medical Academy, LLC

UMB Financial Corporation

UMUC VENTURES

Under Armour

United Parcel Service, Inc.

United Properties Investment, LLC

United Rentals, Inc.

United States Olympic Committee

United States Steel Corporation

United States Sugar Corporation

UnitedHealth Group

UnitedHealth Group - Surgical Care Affiliates

Unity Point Health - System Services

Universal Health Services, Inc.

University of California

University of California - Berkeley

University of California - Davis

University of California - Irvine

University of California - Los Angeles

University of California - Merced

University of California - Riverside

University of California - San Diego

University of California - San Francisco

University of California - Santa Barbara

University of California - Santa Cruz

University of Central Florida

University of Florida

University of Maryland Medical System

University of Massachusetts Medical School

University of Miami

University of Miami Miller School of Medicine & UHealth System

University of Michigan

University of Notre Dame

University of Pennsylvania

University of Pennsylvania Health System

University of Pittsburgh

University of Pittsburgh Medical Center

University of Richmond

University of Southern California

University of Virginia

University of Wisconsin Credit Union

Upfield Sourcing US Inc.

Upfield US Inc.

UPM Other Operations

UPM-Kymmene, Inc. - Biorefining

UPM-Kymmene, Inc. - Paper ENA

UPM-Kymmene, Inc. - Raflatac, Inc.

UPM-Kymmene, Inc. - Specialty Papers

Uponor, Inc.

US LBM Holdings

US Synthetic Corporation

USA Financial Corporation

USANA Health Sciences, Inc.

US-Tetra Pak Materials LLC

US-Tetra Pak, Inc.

US-TP Global IM Americas, Inc.

US-TP Proc Equipment, Inc.

Utah Transit Authority

UTC Corporate

UW Health

Valassis

Valero Energy Corporation

Vallourec Star, LP

Vallourec Tube Alloy

Vallourec USA Corporation

Valmet, Inc.

Valparaiso Division

VAM USA

Van Metre Companies, Inc.

Vanderbilt University

Vanderbilt University Medical Center

Varel International Energy Services

VELUX America, LLC

VELUX Design and Development USA, LLC

VELUX Greenwood, LLC

Ventas, Inc.

Ventera Corporation

Ventura Foods, LLC

Veritiv Corporation

Verra Mobility

Verso Corporation

Vestas Americas A/S

VF Corporation

VF Corporation - Altra

VF Corporation - JanSport

VF Corporation - Kipling

VF Corporation - Outdoor

VF Corporation - Smartwool

VF Corporation - The North Face

VF Corporation - Timberland

VF Corporation - Vans

VF Corporation - Williamson-Dickie

VF Corporation - Workwear

Via Christi Health Inc.

Victorian Finance, LLC

Videojet

Vinson & Elkins, LLP

Virginia Commonwealth University Health System (VCUHS)

Virtua Health, Inc.

Vision Service Plan - Eyefinity

Vision Service Plan - Marchon Eyewear

Vision Service Plan - VSP Optics Group

Vision Service Plan - VSP Retail

Vision Service Plan - VSP Vision Care

Vision Service Plan Global

Viskase Companies, Inc.

Visteon Corporation

Vistra Energy

Vistra Energy - TXU Energy

Vital Proteins LLC

Vitamix Holdings Co

Volkswagen Credit, Inc.

Volkswagen Group of America, Inc.

Voya Financial, Inc.

VWR International, LLC

W. L. Gore & Associates, Inc.

Walgreens Boots Alliance, Inc. - Walgreen Co.

Wal-Mart Stores, Inc.

Washington Education Telecommunications Association (WETA)

Washington University in St. Louis

Waste Management, Inc.

Wayne Farms, Inc.

Wayne Trail Technologies

Waystar

Web.com

Webasto Roof Systems Americas

Webberville Division

Weber-Stephen Products LLC

Webster Financial Corporation

Webster Financial Corporation - HSA Bank

Wegmans Food Markets, Inc.

Weir Minerals North America - Madison

Welbilt, Inc.

Wellmark BlueCross BlueShield

Wells Enterprises, Inc.

Wells Fargo & Company

WellSpan Health

WESCO International, Inc.

West Bend Mutual Insurance Company

West Coast University

West Fraser Inc.

West Pharmaceutical Services, Inc.

West Virginia Higher Education Policy Commission

Western & Southern Financial Group

Western Digital Corporation

Western Growers Assurance Trust

Western Milling LLC

Western National Group

Western Tube

Western Union Corporation

Westerra Credit Union

Westfield Insurance

Westfield LLC

Westinghouse Electric Co

WestRock Company

Weyerhaeuser

Weyerhaeuser / Timberlands Division

Weyerhaeuser / Wood Products Division

WG Investment Castings-Groton

WGL Holdings, Inc. - Washington Gas

Whataburger Restaurants

Wheatland Tube (Electric)

Wheaton Franciscan Healthcare

Whirlpool Corporation

Wichita Clutch

WideOpenWest, Inc.

William Marsh Rice University

Williams Lea Inc.

Wilmer Cutler Pickering Hale and Dorr, LLP

Windrock, Inc.

Winpak Portion Packaging Inc.

WireCo WorldGroup

Wismettac Asian Foods Inc.

Wolf Robotics LLC

Woodbridge Sales and Engineering, Inc.

WoodmenLife

Woodward, Inc.

World Vision, Inc.

World Wide Technology Holding Inc.

WSP USA

WunderLand

Wycliffe Bible Translators, Inc.

Wyman-Gordon - Grafton

Wyman-Gordon - Houston

Wyndham Destinations, Inc.

Wyndham Worldwide - Wyndham Hotels and Resorts

Xcel Energy, Inc.

XPO Logistics Corporate

X-Rite

Xylem Inc.

Yale-New Haven Health System

Yanfeng US Automotive Interior Systems I LLC

Yanfeng US Automotive Interior Systems II LLC

Yanfeng USA Automotive Trim Systems, Inc.

Yazaki North America, Inc.

Young Living Essential Oils

Z Modular

Zachry Group, Inc.

Zekelman Industries, Inc.

Zendesk, Inc.

Zimmer Biomet Holdings, Inc.

Zobele USA

Zovio, Inc.

Zulily

Zumba Fitness, LLC

Zume, Inc.

Zurich North America

01 - Leon J. Olivier 02 - Gloria L. Valdez For Withhold For Withhold 22DV Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03JMWB + + Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. A 2. To ratify the appointment of the Company’s independent registered public accounting firm for the 2022 fiscal year. 3. Say on Pay – an advisory vote to approve the compensation of the Company’s executive officers. 1. Election of Directors: For Against Abstain Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signing on behalf of an entity, please sign in entity name by authorized officer or other authorized person and give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/ESE or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ESE Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 8:00 a.m., Eastern Standard Time, on February 3, 2022. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ESE Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — February 3, 2022 Christopher L. Tucker and David M. Schatz, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ESCO Technologies Inc. to be held on February 3, 2022 at VACCO Industries, a subsidiary of the Company, 10350 Vacco Street, El Monte, CA 91733, beginning at 10:00 a.m. Pacific Standard Time, and at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated hereon by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — ESCO Technologies Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Non-Voting Items C + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

www.investorvote.com/ESE Step 1: Go to www.investorvote.com/ESE. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Online Go to www.investorvote.com/ESE or scan the QR code — login details are located in the shaded bar below. The Sample Company Shareholder Meeting Notice 03JMYB + + Important Notice Regarding the Availability of Proxy Materials for the ESCO Technologies Inc. 2022 Annual Shareholder Meeting to be Held on February 3, 2022 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 proxy statement and annual report to shareholders are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before January 21, 2022 to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Votes submitted electronically must be received by 8:00 a.m., Eastern Standard Time, on February 3, 2022. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.investorvote.com/ESE. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials ESCO Technologies Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by January 21, 2022. The 2022 Annual Meeting of Shareholders of ESCO Technologies Inc. will be held on February 3, 2022 at VACCO Industries, a subsidiary of the Company, 10350 Vacco Street, El Monte, CA 91733, beginning at 10:00 a.m. Pacific Standard Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3: 1. To elect Leon J. Olivier and Gloria L. Valdez as directors of the company to serve for three-year terms expiring in 2025. 2. To ratify the appointment of the Company’s independent registered public accounting firm for the 2022 fiscal year. 3. Say on Pay – an advisory vote to approve the compensation of the Company’s executive officers. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Shareholder Meeting Notice